UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.       )

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SUNLINK HEALTH SYSTEMS, INC.

(Name of the Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUNLINK HEALTH SYSTEMS, INC.

900 Circle 75 Parkway, Suite 1120

Atlanta, Georgia 30339

October 3, 2016

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders which will be held at 10:00 a.m., local time, on Monday, November 7, 2016, at the Hyatt House Hotel, 3595 Cumberland Blvd. SE, Atlanta, Georgia 30339.

The accompanying Notice of the Annual Meeting and Proxy Statement contain detailed information concerning the matters to be considered and acted upon at the meeting. The Company’s 2016 Annual Report to Shareholders is also enclosed.

We hope you will be able to attend the meeting.

Shareholders of record at the close of business on September 19, 2016 are entitled to vote at the annual meeting. Whether or not you plan to attend the meeting, we encourage you to read the Proxy Statement and vote as soon as possible. You may vote:

•	by following the Internet voting procedures described in these Proxy Materials;

•	by following the telephone voting procedures described in these Proxy Materials; or

•	by executing and returning the enclosed proxy card at your earliest convenience to ensure representation at the meeting.

Whether or not you plan to attend the meeting, please execute and return the enclosed proxy card at your earliest convenience to ensure representation at the meeting or vote via telephone or the Internet. If you later find you can attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

We want to take this opportunity to highlight one proposal to be voted upon at the Annual Meeting. We are asking shareholders to approve amendments to the Company’s Amended Articles of Incorporation, as amended which are designed to protect the Company’s ability to utilize the tax benefits of its net operating loss carryforwards in the future. The Proxy Statement includes key information about this proposal and we hope that you will support the Board’s recommendation to vote for this critical item.

We appreciate your support of SunLink.

Sincerely,

ROBERT M. THORNTON, JR.

President and Chief Executive Officer

SUNLINK HEALTH SYSTEMS, INC.

900 Circle 75 Parkway, Suite 1120

Atlanta, Georgia 30339

NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 7, 2016

To the Shareholders of

SUNLINK HEALTH SYSTEMS, INC.:

The Annual Meeting of Shareholders of SUNLINK HEALTH SYSTEMS, INC. will be held at 10:00 a.m., local time, on Monday, November 7, 2016, at the Hyatt House Hotel, 3595 Cumberland Blvd. SE, Atlanta, Georgia 30339, for the purpose of considering and voting upon:

1.	The election of four (4) members of the board of directors named in the Proxy Statement for a term of two (2) years, and until their respective successors are elected and qualified;

2.	To approve amendments to the Company’s Amended Articles of Incorporation, as amended, to restrict certain transfers of our common shares in order to protect the tax benefits of our net operating loss carryforwards;

3.	The ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for fiscal year 2017; and

To transact such other business that may properly come before the meeting.

Holders of record of the common shares of SunLink at the close of business on September 19, 2016 will be entitled to notice of and to vote at the meeting. You may vote by mail, telephone or the Internet to the extent described in the Company’s Proxy Statement. Internet and telephone voting for holders of record will conclude on the Sunday prior to the meeting.

Audited financial statements for the year ended June 30, 2016 and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations are included in our Form 10-K, such portions of which are also contained in the Annual Report included with this communication.

To attend the annual meeting you must have valid proof of identification and other proof of beneficial ownership of SunLink Health Systems, Inc. common shares (such as a brokerage statement reflecting your stock ownership) as of September 19, 2016.

Whether or not you expect to be present, please mark, sign, date, and return the enclosed proxy promptly in the envelope provided, or vote via telephone or the Internet. Giving the proxy will not affect your right to vote in person if you attend the meeting.

By order of the Board of Directors of

SunLink Health Systems, Inc.

/s/ Theresa Mota
Theresa Mota
Secretary
October 3, 2016

SUNLINK HEALTH SYSTEMS, INC.

900 Circle 75 Parkway, Suite 1120

Atlanta, Georgia 30339

PROXY STATEMENT

FOR 2016 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

We are providing these Proxy Materials to you in connection with the solicitation of proxies by the board of directors of SunLink Health Systems, Inc. for the 2016 Annual Meeting of Shareholders and for any adjournment or postponement of the annual meeting. In this Proxy Statement, we refer to SunLink Health Systems, Inc. as “SunLink,” the “Company,” “we” or “us.”

We are holding the annual meeting at 10:00 a.m. local time, on Monday, November 7, 2016, at the Hyatt House Hotel, 3595 Cumberland Blvd. SE, Atlanta, Georgia 30339.

These Proxy Materials include:

•	Our Proxy Statement for the annual meeting; and

•	Our 2016 Annual Report to Shareholders, which includes our audited consolidated financial statements.

All shareholders will have the ability to access the Proxy Materials on a website referred to in these Proxy Materials.

We intend to mail this Proxy Statement and a proxy card to shareholders starting on or about October 3, 2016.

ABOUT THE MEETING

At our annual meeting, our shareholders will act upon the matters outlined in the accompanying notice of meeting. The scheduled matters to be acted upon at the 2016 annual meeting are the election of four (4) members of the board of directors named in the Proxy Statement; approval of amendments to the Company’s Amended Articles of Incorporation, as amended, to restrict certain transfers of our common shares in order to protect the tax benefits of our net operating loss carryforwards; and the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for fiscal year 2017. In addition, our management will report on our performance during fiscal year 2016.

VOTING INFORMATION

All shares represented by properly executed proxies received by the board of directors pursuant to this solicitation will be voted in accordance with the shareholder’s directions specified in the applicable voting instructions or proxy card. If no directions have been specified during Internet or telephone voting or by marking the appropriate places on the physical proxy card, the shares will be voted in accordance with the board’s recommendations which are:

•	FOR the election of each of the director nominees as directors of the Company for a term of two (2) years, and until their successors are elected and qualified.

•	FOR the approval of amendments to the Company’s Amended Articles of Incorporation, as amended.

•	FOR the ratification of the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for fiscal year 2017.

A shareholder signing and returning a proxy has power to revoke it at any time prior to its exercise by delivering to the Company a later-dated proxy or by giving notice to the Company in writing or at the meeting, but without affecting any vote previously taken.

Record Date

You may vote all shares that you owned as of September 19, 2016, which is the record date for the annual meeting. On September 19, 2016, we had 9,443,408 common shares outstanding. Each common share is entitled to one (1) vote on each matter properly brought before the meeting.

Ownership of Shares

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these Proxy Materials directly to you. As the holder of record, you have the right to give your proxy directly to us, give your voting instructions by telephone or by the Internet directly to us, or vote in person at the annual meeting. If you hold your shares in a brokerage account or through a bank or other holder of record, you hold the shares in “street name,” and your broker, bank or other holder of record is sending these Proxy Materials to you. As a holder in street name, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form as provided to you by your broker or other person who is the holder of record, or if such Internet or telephone access is provided to you by such holder of record, by following the directions to provide your instructions to the record holder via the Internet or by telephone. Regardless of how you hold your shares, we invite you to attend the annual meeting.

Electronic Availability

In compliance with the proxy rules promulgated by Untied States Securities and Exchange Commission (“SEC”), our Proxy Statement and Annual Report to Shareholders are available over the Internet at www.proxyvote.com, a website established specifically for access to such materials. Such materials are also available on the Company’s website at www.sunlinkhealth.com.

How to Vote

Your Vote Is Important. We encourage you to vote promptly. Internet and telephone voting is available through 11:59 p.m. local time on Sunday, November 6, 2016 for all shares held of record. Depending on whether you are a record holder of your shares, or whether you hold your shares in “street name,” you may vote by any of the means described below.

Voting Procedures for Holders of Record

If you are a holder of record, you may vote your shares by any of the following methods:

By Telephone: If you are a holder of record located in the U.S., you can vote your shares by calling the toll-free telephone number provided on your proxy card. Holders of record may vote by telephone 24 hours a day. Our telephone voting system has easy-to-follow instructions and allows record holders to confirm that the system has properly recorded their votes. If you vote by telephone, you do not need to return your proxy card.

By Internet: If you are a holder of record you can also vote your shares by using the Internet. Your proxy card indicates the website you need to access for Internet voting. Holders of record may vote on the Internet 24 hours a day. As with telephone voting, you will be able to confirm that the system has properly recorded your votes. If you vote by Internet, you do not need to return your proxy card.

By Mail: If you are a holder of record, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope.

At the Annual Meeting: You may vote in person at the Annual Meeting. If you vote your shares now, it will not limit your right to change your vote at the Annual Meeting if you attend in person.

Voting Procedures for Beneficial Holders

If you hold your shares in “street name,” you may vote your shares by any of the following methods:

By Telephone/Internet: The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.

By Mail: If you hold your shares in street name, please complete and mail the voting instruction card you receive from your broker, bank or other holder of record.

At the Annual Meeting: You may vote in person at the Annual Meeting. If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote your shares in person at the Annual Meeting.

Broker Vote on Election of Directors, Routine and Non-Routine Proposals—A “broker non-vote” occurs when a broker holding your shares in street name does not vote on a particular matter because you did not provide the broker voting instructions and the broker lacks discretionary voting authority to vote the shares because the matter is non-routine or fails to exercise such authority. New York Stock Exchange (NYSE) Rule 452 and Section 402.8 of the NYSE Listed Company Manual which regulate broker voting in connection with certain listed companies, including companies listed on the NYSE Amex Equities exchange, prohibit broker discretionary voting on a variety of matters, including, but not limited to, the election of directors for shares held in client accounts when the broker has not timely received voting instructions from the client. Effective September 9, 2010, Rule 452 and Section 402.8 were amended to prohibit broker discretionary voting upon matters related to executive compensation, including, but not limited to, advisory votes on approval of compensation and the frequency of such advisory votes.

If you hold your shares in a bank or brokerage account, you should be aware that if you fail to instruct your bank or broker how to vote within ten (10) days of the meeting, the bank or broker is not permitted to vote your shares in its discretion on your behalf for the election of directors, but is permitted to vote your shares in its discretion on your behalf on routine items.

NYSE Amex rules also determine whether proposals presented at the shareholder meetings are routine or not routine. If your holdings of our common shares are held in street name, under the rules of the NYSE your broker or other nominee may vote your shares on certain routine matters, other than the election of directors and compensation matters, if you do not provide such record holder with voting instructions. The ratification of the selection of our independent registered public accountants is considered a routine matter upon which brokerage firms and other nominees may vote on behalf of the beneficial owners if no voting instructions are provided.

While banks and brokers have historically cast their votes on routine items in support of management’s recommendations in the absence of instructions from their clients, some firms are now casting uninstructed votes in the same proportion as their clients’ instructed votes, giving, in effect, investors who provide voting instructions to brokers an opportunity to disproportionately influence the outcome of proxy voting.

If you want to ensure that your shares are voted in accordance with your wishes on Proposals 1, 2 and 3 you should complete and return your voting instruction form before November 4, 2016.

Revocation of Proxies: All shares that have been properly voted and not revoked will be voted at the meeting. If you sign and return your proxy card without any voting instructions, your shares will be voted as the board of directors recommends.

Holders of Record

You can revoke your proxy at any time before your shares are voted if you: (1) submit a written revocation to our Secretary; (2) submit a later-dated proxy; (3) provide subsequent telephone or Internet voting instructions within the time permitted for such voting methods; or (4) vote in person at the meeting.

Beneficial Holders

If you are a beneficial holder you can revoke your proxy or voting instructions at any time before your shares are voted if you (1) cause the record holder to submit a written revocation to our Secretary; (2) cause the record holder to submit a later dated proxy if you timely provide updated voting instructions to such holder by mail or if provided by the record holder by Internet or telephone voting; or (3) vote your shares in person at the annual meeting through a later-dated proxy, executed in your favor, from the holder of record.

Quorum and Required Vote

Quorum: We will have a quorum and will be able to conduct the business of the Annual Meeting if the holders of a majority of the shares that are entitled to vote are present at the meeting, either in person or by proxy.

Votes Required:

•	To elect directors a plurality of the votes cast is required.

•	Approval of the amendments to the Company’s Amended Articles of Incorporation, as amended, requires the affirmative vote of a two thirds of the SunLink common shares outstanding as of the record date.

•	To ratify the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for fiscal year 2017, a majority of the votes cast is required.

How We Count Votes: Abstentions will be counted for purposes of determining the presence or absence of a quorum. In the case of Proposal 1 (Election of Directors) and Proposal 3 (Ratification of the Selection of Independent Registered Public Accountants), abstentions will not change the number of votes cast for or against these proposals and therefore will have no effect on the approval of these proposals. However, if you abstain from voting on Proposal 2 (approval of amendments to the Company’s Amended Articles of Incorporation, as amended), your shares will be counted as present for purposes of establishing a quorum, but the abstention will have the same effect as a vote against the proposal. Broker non-votes will also have the same effect as a vote against Proposal 2.

Other Business; Adjournment and Postponements

We are not aware of any other business to be acted upon at the annual meeting. If, however, other matters are properly brought before the annual meeting, your proxies will have discretion to vote or act on those matters according to their best judgment.

Any adjournment of the annual meeting may be made from time to time by approval of the holders of a majority of the voting shares held by shareholders present in person or by proxy at the annual meeting, whether or not a quorum exists, without notice other than by an announcement made at the annual meeting. The record date for the annual meeting will continue to be the record date for all adjournments of such meeting unless the Board sets a new record date in which event notice of the record date and of the date to which the meeting has been adjourned will be given in accordance with Ohio law and applicable rules of the NYSE MKT. In all events, the record date for a change in shares will be the time when the certificate of amendment or of amended articles effecting the change is filed in the office of the Secretary of State of Ohio.

If a quorum is not present at the annual meeting, shareholders may be asked to vote on a proposal to adjourn or postpone the annual meeting in order to allow the solicitation of additional proxies. If a quorum is present at the annual meeting, a shareholder vote may be taken on any of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval of such proposal. If a quorum is present at the annual meeting but there are not sufficient votes at the time of the annual meeting to approve one or more proposal(s), shareholders may also be asked to vote on a proposal to adjourn or postpone the annual meeting in order to allow the solicitation of additional proxies with respect to any proposals on which action is not taken prior to adjournment of the meeting.

CORPORATE GOVERNANCE

Our business is managed by the Company’s employees under the direction and oversight of the board of directors. Except for Mr. Thornton, none of our board members is an employee of the Company. The board limits membership on the audit committee, the executive compensation committee (referred to in this Proxy Statement as the “compensation committee”) and the strategic planning committee to independent non-management directors. We keep board members informed of our business through discussions with management, materials we provide to them, visits to our offices and facilities, and their participation in board and board committee meetings.

The board of directors has adopted charters for the standing board committees (other than the executive committee), resolutions governing the process for identification and nomination of candidates for the board, and the Company’s code of ethics, known as the SunLink Health Systems, Inc. Code of Conduct. These documents, together with the Company’s Articles of Incorporation and Code of Regulations, provide the framework for the governance of the Company. Our Code of Conduct is applicable to our directors and our employees, including our principal executive officer and principal financial officer. Members of our board are required to certify compliance with our Code of Conduct. Any amendment to or waiver of our Code of Conduct for any board member, our chief executive officer, our chief financial officer or any other executive officer as well as our comptroller and any other similar accounting officer will be disclosed on our website, www.sunlinkhealth.com.

A complete copy of the charters of the board committees, the resolutions governing the process for identification and nomination of candidates for the board and the Code of Conduct for employees, as in effect from time-to-time, may be found on the Company’s website at www.sunlinkhealth.com. Copies of these materials are also available to shareholders without charge upon written request to the Secretary of the Company.

The board intends to review the Company’s corporate governance principles, charters, Code of Conduct and other aspects of governance annually or more often if necessary, to remain current in all aspects of corporate governance. The board has also adopted a policy to self-evaluate its performance and that of each of its committees on an annual basis.

Summary of the Corporate Governance Principles

Board Leadership Structure

Our Company is led by Mr. Robert M. Thornton, Jr. who has served as chief executive officer and chairman of the board of directors since 1998. We combine this traditional leadership structure with a board structure in which our non-management directors meet regularly outside of the presence of Mr. Thornton. We believe that this structure currently works best for the Company by providing us with the benefits of a single person setting the tone and having primary responsibility for managing our operations and provides clear leadership. At the same time, by having a board which is composed mainly of independent directors, including former CEOs, individuals with healthcare industry operating experience, and diverse other talents, we believe that we have created a board that is collegial, well versed in board processes and the duties of the committees on which they sit, and well engaged in their responsibilities. The board believes its members have no reticence about forcefully expressing their views while at the same time fully and fairly considering the views of their fellow directors, and that the members of the board have the experience and ability to critically evaluate the performance of our Chairman and CEO in implementing the strategic, as well as day to day, goals of the Company. Although the board periodically evaluates alternative board governance models and refinements to the existing structure, it believes, after assessing the current service of the Company’s Chairman and CEO and the current composition of the board, that the current board leadership structure is appropriate for the Company.

Independence

The board of directors is required to consist of a majority of independent, non-management directors who meet the criteria for independence required by NYSE Amex. Under such rules, a director is independent if he or she does not have a material relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board annually evaluates each board member’s independence.

The board of directors has determined that, as of September 19, 2016, six (6) of the Company’s seven (7) incumbent directors are independent under these guidelines: Ms. Brenner and Messrs. Baileys, Burleson, Ford, Turner and Mills. Mr. Thornton, as a management director, also participates in the board’s activities and provides valuable insights and advice. Each member of our audit and compensation committees is an independent director both under the general definition for board independence as well as any separate independence criteria for service on the applicable committee whether required by the SEC, NYSE Amex or SunLink. Independence requirements for committee service are set forth in the respective committee charters.

The non-management directors meet periodically in executive session without the management director present. The executive sessions of non-management directors are presided over by the director who is the chairperson of the committee responsible for the issue being discussed. General discussions, such as the review of the Company’s overall performance, are presided over by the chairperson or a director elected by a majority of the non-management directors.

Role of the Board in Risk Oversight

The business of the Company is managed by the Company’s employees under the direction and oversight of the board. Among the oversight activities of the board is the broad oversight of risk. Risk is inherent in virtually every business activity. Accordingly, the board’s primary role with respect to risk is to ensure that the Company’s management implements appropriate procedures designed to identify and, where possible, quantify and/or mitigate risks. The board administers its risk oversight function both at a board level and through its various committees. Our board committees consider, among other things, risk issues within their areas of responsibilities. For example: The audit committee oversees the accounting and financial reporting process, the adequacy of our risk-related internal financial controls, internal audit, the impact of risks on our current financial position, and related compliance matters. The compensation committee oversees the annual performance evaluations of executive management, succession planning, and the evaluation of risks that may be implicated by the Company’s compensation structure. The responsibilities of the individual committees are discussed in greater detail elsewhere in this Proxy Statement.

Business Combinations

In the event SunLink receives any formal written offer to purchase more than 20% of the Company’s outstanding common shares, such proposal is required to be evaluated by the board of directors, who have delegated the evaluation of such offer(s) to the strategic planning committee of the board of directors. Such committee is required to be comprised of a majority of independent directors and currently is comprised solely of outside directors. The strategic planning committee has established three criteria for any takeover proposal it considers: (1) adequate price both in light of the limited trading market for the Company’s common shares and the factors analyzed by the Board in connection with the Company’s current plans to go private, (2) certainty of financing, and (3) minimum execution risk. The strategic planning committee may retain such legal and financial advisors as it may deem necessary to advise it and the board in respect of any offer or other proposal.

In the event of any proposed business combination involving SunLink, the compensation committee is authorized to retain an independent financial advisor to evaluate and make recommendations to the compensation committee concerning any severance or retention package proposed for any of SunLink’s officers or directors in connection with any proposed business combination. The compensation committee will evaluate any such proposals in light of existing severance benefits and the financial effect of any existing or additional benefits.

Director Share Ownership

SunLink believes that each director should have a personal investment in the Company. Each outside director (or future outside director, as the case may be) is required to own at least one thousand (1,000) common shares of SunLink. Each outside director (or future outside director, as the case may be) must maintain ownership of such number of common shares until such outside director ceases to serve as a member of the board. Each of our incumbent directors has complied with such ownership requirement since at least July 1, 2008.

Annual Meeting Attendance

The board of directors encourages all of its members to attend the annual meeting of shareholders. In November 2015, all director nominees and all then directors were personally present at the annual meeting of shareholders, except Mr. Mills.

Communications By and With Directors

In connection with the proper discharge of their duties, our independent non-management directors have access to individual members of management or to other employees of the Company on a confidential basis. Likewise, in connection with the discharge of their duties, non-management directors—as authorized by the board or a committee thereof—also have access to Company records and files, and our directors may contact other directors without informing Company management of the purpose or even the fact of such contact.

The board of directors has provided a means by which shareholders, employees or other interested persons may send communications to the board or to individual members of the board. Such communications, whether by letter, e-mail or telephone, should be directed to the Secretary of the Company at SunLink Health Systems, Inc., Office of Corporate Secretary, 900 Circle 75 Parkway, Suite 1120, Atlanta, Georgia 30339. Our corporate secretary will forward communications to the intended recipients. However, unsolicited advertisements or invitations to conferences or promotional material, in the discretion of the Secretary or his designee, may not be forwarded to the directors.

If a shareholder wishes to communicate to the chairperson of the audit committee about a concern relating to the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the chairperson of the audit committee in care of the Company’s Secretary at our headquarters address. If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern likewise should be submitted in writing to the chairperson of the audit committee in care of the Company’s Secretary at our headquarters address. If the shareholder is unsure as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of the Company’s Secretary.

The Company’s “whistleblower” policy prohibits the Company or any of its employees from retaliating or taking any adverse action against anyone for raising a concern. If a shareholder or employee nonetheless prefers to raise his or her concern in a confidential or anonymous manner, the concern may be directed to the chairperson of the Company’s compliance committee (consisting of the Corporate Risk Manager, one facility Risk Manager and one facility CEO) at the Company’s headquarters or by telephone at (866) 244-5952. The officer responsible for such services or his designee will refer the concern to the compliance committee or, if appropriate, the chairperson of the audit committee to ensure that the matter is properly investigated.

Related Party Transactions

The Company is subject to a variety of prohibitions on, or approval procedures with respect to, related party transactions.

First, the Company is subject to certain NYSE Amex requirements which require shareholder approval of certain related party transactions. Second, the Company’s Code of Conduct prohibits related party transactions which could give rise to a conflict of interest including, but not limited to, employment by third parties that do business with the Company; conducting business, not on behalf of the Company, with the Company’s vendors, suppliers, and contractors; representing the Company in any transaction where such person representing the Company has a substantial personal interest; disclosure or use of confidential or inside information about the Company for personal gain; competition with the Company in any purchase, sale or ownership of property, property rights or interests; performing services for vendors or competitors of the Company; service on any board of directors or trustees that might conflict with the Company’s interests and; the acceptance of any faculty or speaker positions and any honoraria in connection therewith. A related party transaction must be approved by the Company’s compliance committee, or, in the case of a member of the board of directors and/or an executive officer, such related party transaction must be approved by the board’s audit committee, with such action reported to the Company’s independent directors. To assist in identifying related party transactions, each director and executive officer is required, annually, to submit a Conflict of Interest Disclosure Statement. We have not adopted formal standards for the approval of related party transactions, but instead the compliance committee reviews these transactions on a case-by-case basis and may approve such transactions that are in, or not inconsistent with, the best interests of the Company and its shareholders.

BENEFICIAL OWNERSHIP OF OUR COMMON SHARES

Common Shares Owned By Management and Certain Beneficial Owners

The following table sets forth, as of September 19, 2016 (unless otherwise indicated in the footnotes), certain information with respect to our common shares owned beneficially by each director, by each nominee for election as a director, by each “named executive officer,” by all directors, nominees and named executive officers as a group and by each person known by us to be a beneficial owner of more than 5% of our outstanding common shares. Except as noted in the footnotes, each of the persons listed has sole investment and voting power with respect to the common shares included in the table.

	Common Shares Beneficially Owned As of September 19, 2016
Name(1)	Number(2)		% of Class(3)
Robert M. Thornton, Jr. Director, Chairman, President and Chief Executive Officer	761,845	(4)	7.9

Mark J. Stockslager Chief Financial Officer and Principal Accounting Officer	178,264	(5)	1.9

Byron D. Finn President, SunLink ScriptsRx, LLC	0		*

Dr. Steven J. Baileys Director	1,186,715	(6)	12.5

Karen B. Brenner Director	198,332	(7)	2.1

Gene E. Burleson Director	127,600	(8)	1.3

C. Michael Ford Director	117,857	(8)	1.2

Howard E. Turner Director	462,715	(8)	4.9

Christopher H. B. Mills Director	1,773,299	(9)(10)	18.7

Berggruen Holdings North America Ltd.	704,039	(11)	7.5

Directors, Nominees and Executive Officers as a group (9 persons)	4,806,627	(12)	47.8

*	Less than 1%.

(1)	The address of the named director or officer is c/o SunLink Health Systems, Inc., 900 Circle 75 Parkway, Suite 1120, Atlanta, Georgia 30339.

(2)	Information with respect to beneficial ownership is based upon information furnished by each owner unless otherwise indicated. None of the shares beneficially owned by the named officers and directors are the subject of any pledge agreement or arrangement or margin account.

(3)	The percent of outstanding common shares owned is determined by assuming that in each case the person only, or group only, exercises his, her or its rights to purchase all of the common shares underlying options held by such person or group that are exercisable as of September 19, 2016, or that will become exercisable within 60 days after that date.

(4)	Includes 190,000 shares that may be acquired under options exercisable within 60 days of September 19, 2016. Also includes 233,384 shares owned by CareVest Capital, LLC (“CareVest”). Mr. Thornton owns 100% of the outstanding voting interests of CareVest.

(5)	Includes 75,000 shares that may be acquired under options exercisable within 60 days of September 19, 2016.

(6)	Includes 60,357 shares that may be acquired under options exercisable within 60 days of September 19, 2016. Also includes 574,602 shares held by Beilihis Investments, LLC (“Beilihis”), which is a private investment firm. Dr. Baileys is the managing member of Beilihis.

(7)	Includes 60,357 shares that may be acquired under options exercisable within 60 days of September 19, 2016. Also includes 108,714 shares held by Fortuna Asset Management, LLC (“Fortuna”), which is an investment advisory firm, or by Fortuna’s defined benefit plan. Ms. Brenner is the president of Fortuna. Ms. Brenner’s ownership information also includes 29,261 shares which are owned by Ms. Brenner and her immediate family and related entities.

(8)	Includes 60,357 shares that may be acquired under options exercisable within 60 days of September 19, 2016.

(9)	Includes 54,857 shares that may be acquired by Mr. Mills under options exercisable within 60 days of September 19, 2016.

(10)	Includes aggregate holdings under a joint filing on a Schedule 13D dated December 18, 2006 by North Atlantic Value, LLP, Christopher H. B. Mills, American Opportunity Trust, John W. Gildea, Gildea Management Company and Axia Value Partners (collectively, “the Group”). The following information is based solely on such filing. The Group as joint filers disclaims the existence of a “group” under Rule 13d-3. North Atlantic Value, LLP, is a limited liability partnership organized under the laws of England with its principal office and business at 6 Stratton Street, London W1J 8LD England. North Atlantic Value is the investment manager and/or investment adviser to each of American Opportunity Trust, Trident North Atlantic Fund, Trident Holdings, Trident High Tor and its private clients and as such it has the authority to vote or dispose of the Company’s common shares owned by such entities. Trident North Atlantic Fund is an open-ended investment company incorporated in the Cayman Islands with its principal office and business at P.O. Box 309, Ugland House, George Town, Grand Cayman, Cayman Islands. Trident North Atlantic Fund is a publicly held regulated mutual fund. Mr. Mills serves as a director of Trident North Atlantic Fund and North Atlantic Value serves as an investment adviser to Trident North Atlantic Fund. Mr. Mills is a British citizen whose business address is Ryder Court, 14 Ryder Street, London SW1Y 6QB England. Trident Holdings (“Trident Holdings”) is an open-ended investment company incorporated in the Cayman Islands with its principal office and business at P.O. Box 1350GT, 75 Fort Street, George Town, Grand Cayman, Cayman Islands. High Tor Limited (“Trident High Tor”) is a corporation organized under the laws of the Cayman Islands with its principal office and business at P.O. Box N-4857, Unit No. 2, Cable Beach Court, West Bay Street, Nassau, The Bahamas. American Opportunity Trust is a corporation organized under the laws of England with its principal office and business at Ryder Court, 14 Ryder Street, London SW1Y 6QB England. North Atlantic Smaller Companies Investment Trust (“NASCIT”) is an investment limited liability company organized under the laws of England with its principal office and business at Ryder Court, 14 Ryder Street, London SW1Y 6QB England. Gildea Management Company is a corporation organized under the laws of the State of Delaware with its principal office and business address at P.O. Box 938, 65 Vitti Street, New Canaan, Connecticut. John W. Gildea is a U.S. citizen whose principal business address is P.O. Box 938, 65 Vitti Street, New Canaan, Connecticut. Axia Value Partners LLC (“Axia Value Partners”) is a limited liability company organized under the laws of the State of Delaware with its principal office and business address at P.O. Box 938, 65 Vitti Street, New Canaan, Connecticut. Mr. Mills is the Chief Executive Officer of American Opportunity Trust. Mr. Mills is also a partner of North Atlantic Value. Gildea Management Company is the investment manager to Axia Value Partners and as such it has the authority to vote or dispose of the Company’s common shares owned by Axia Value Partners. John W. Gildea is a managing director of Gildea Management Company and is also a director of American Opportunity Trust. The aggregate number and percentage of the outstanding common shares of the Company reported by the Group to be beneficially owned by each member and to the knowledge of the Group, by each other person who may be deemed to be a member of the Group is as follows:

Group Member	Aggregate Number of Shares	Number of Shares: Sole Power to Vote	Number of Shares: Shared Power to Vote	Number of Shares: Sole Power to Dispose	Number of Shares: Shared Power to Dispose	Approximate Percentage
Harwood Capital LLP	318,442		318,442		318,442	3.4
North Atlantic Smaller Companies Investment Trust Plc	1,400,000		1,400,000		1,400,000	14.8
Christopher H. B. Mills	1,718,442		1,718,442		1,718,442	18.7

(11)	Includes aggregate holdings under a joint filing on Schedule 13D dated March 25, 2008 by Berggruen Holdings North America Ltd., Medici I Investments Corp., Berggruen Holdings Ltd., Tarragona Trust, Nicholas Berggruen, Resurgence Health Group, LLC, Philip H. Eastman and Anne S. Thompson. The following information is based solely on such filing. Berggruen Holdings North America Ltd., is a British Virgin Islands (“BVI”) international business company, with its principal office at 1114 Avenue of the Americas, 41st Floor, New York, New York, and is a direct, wholly owned subsidiary of Medici I Investments Corp., a BVI company, with its principal office at 1114 Avenue of the Americas, 41st Floor, New York, New York, which is a direct, wholly owned subsidiary of Berggruen Holdings Ltd., a BVI international business company (“Berggruen Holdings”) with its principal office at 1114 Avenue of the Americas, 41st Floor, New York, New York. All of the shares of Berggruen Holdings are owned by Tarragona Trust, a BVI trust (“Tarragona”) with its principal office at 9 Columbus Centre, Pelican Drive, Road Town, Tortola, British Virgin Islands. The trustee of Tarragona is Maitland Trustees Limited, a BVI corporation acting as an institutional trustee in the ordinary course of business. Mr. Berggruen is a U.S. citizen whose principal business address is 1114 Avenue of the Americas, 41st Floor, New York, New York. Mr. Berggruen is a director of Berggruen Holdings. Resurgence Health Group, LLC, a Georgia limited liability company (“Resurgence”) with its principal office at 1400 Buford Highway, Building R-3, Sugar Hill, Georgia. Mr. Eastman is a U.S. citizen whose principal business address is 1400 Buford Highway, Building R-3, Sugar Hill, Georgia. Mr. Eastman is the chief executive officer of Resurgence. Ms. Thompson is a U.S. citizen whose principal business address is 1400 Buford Highway, Building R-3, Sugar Hill, Georgia. Ms. Thompson is the chief operating officer of Resurgence.

(12)	Includes 621,642 shares that may be acquired under options exercisable within 60 days of September 19, 2016.

PROPOSAL 1 TO BE VOTED ON BY SHAREHOLDERS

Proposal 1—Election of Directors

The Company’s board of directors is presently comprised of seven (7) members. One class of directors is normally elected at each annual meeting of shareholders for a term of two (2) years. At the 2016 annual meeting, shareholders will elect four (4) members to the board of directors who will hold office until the annual meeting of shareholders in 2018. The board of directors has nominated Karen B. Brenner, C. Michael Ford, Howard E. Turner and Christopher H. B. Mills for re-election as directors for terms of office of two (2) years, and until their successors are elected and qualified.

It is the intention of the proxy agents named in the proxy, unless otherwise directed, to vote such proxies for the election of Karen B. Brenner, C. Michael Ford, Howard E. Turner and Christopher H. B. Mills. Should any of such nominees be unable to accept the office of director, an eventuality which is not anticipated, proxies may be voted with discretionary authority for a substitute nominee or nominees designated by the board of directors.

The board of directors unanimously recommends a vote “FOR” the election of Karen B. Brenner, C. Michael  Ford, Howard E. Turner and Christopher H. B. Mills.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Identification of Directors

The following table sets forth certain information about the nominees for election and the directors whose terms of office will continue after the meeting.

Current Nominees:	Name and Offices Presently Held with Company	Director Since
Karen B. Brenner..	Director	1996
C. Michael Ford.	Director	1999
Howard E. Turner..	Director	1999
Christopher H. B. Mills.	Director	2007

Directors Whose Term of Office Expires in 2017:	Name and Offices Presently Held with Company	Director Since
Robert M. Thornton, Jr.	Director, Chairman, President and Chief Executive Officer	1996
Dr. Steven J. Baileys	Director	2000
Gene E. Burleson	Director	2003

Certain information concerning each person listed in the above table, including his or her principal occupation for at least the last five (5) years, is set forth below.

Karen B. Brenner, 63, has been President of Fortuna Asset Management, LLC, an investment advisory firm located in Newport Beach, California, since 2000. Fortuna Asset Management, LLC succeeded to the business of Fortuna Advisors, Inc., which Ms. Brenner formed and operated from 1993 to 2000. From 1996 to 1998 Ms. Brenner served on the Board of Directors of Data Design Labs. From 1984 to 1993, Ms. Brenner was a partner in Allen Brenner, a financial consulting firm. Prior to 1984, Ms. Brenner was a consultant in the health and medical division of Booz Allen Hamilton. Ms. Brenner was deemed qualified to serve on the board for the reasons set forth below under Director Qualifications, including her business experience set forth herein.

C. Michael Ford, 77, has been President of Ocmulgee Land Trust, Inc. since July 2011. Mr. Ford was the Chief Executive Officer of Newtown Macon, Inc. until March 31, 2014 and its Chief Financial Officer from October 2002 to November 2003. He was Chairman of the Board of In Home Health, Inc. from February 2000 to

December 2000. Mr. Ford also served as Vice President of Development of Columbia/HCA Healthcare Corporation from September 1994 to September 1997, and was Vice President of Marketing of Meditrust Corp. from October 1993 to September 1994. Mr. Ford was deemed qualified to serve on the board for the reasons set forth below under Director Qualifications, including his business experience set forth herein.

Howard E. Turner, 74, has been a partner in the law firm of Smith, Gambrell & Russell, LLP, since 1971. Mr. Turner has served in the past as a director of Avlease, Ltd., a lessor of large commercial aircraft and as an officer and director of Historic Motorsports Holdings, Ltd. Mr. Turner provides legal services to the Company through the law firm, Smith, Gambrell & Russell, LLP, as requested by the Company. Mr. Turner was deemed qualified to serve on the board for the reasons set forth below under Director Qualifications, including his business experience set forth herein.

Christopher H. B. Mills, 63, is a Director and the Chief Investment Officer of Harwood Capital Management and has served in such capacity since October 30, 2011. From January 1993 until October 2011, Mr. Mills was a Director and the Chief Investment Officer of J. O. Hambro. Mr. Mills also serves as the Managing Director/Investment Manager of North Atlantic Smaller Companies Investment Trust plc and Trident North Atlantic, positions he has held since 1998. From 1984 to 1993 Mr. Mills was a Director of MIM Management Limited. Mr. Mills was deemed qualified to serve on the board for the reasons set forth above under Director Qualifications, including his business experience set forth herein.

Robert M. Thornton, Jr., 67, has been Chairman and Chief Executive Officer of the Company since September 10, 1998, President since July 16, 1996 and was its Chief Financial Officer from July 18, 1997 through August 31, 2002. From October 1994 to the present, Mr. Thornton also has been a private investor and, since March 1995 has been Chairman and Chief Executive Officer of CareVest Capital, LLC, a private investment and management services firm. Mr. Thornton was a director of and held various executive offices with Hallmark Healthcare Corporation from October 1989 until Hallmark’s merger with Community Health Systems, Inc. in October 1994. Mr. Thornton was deemed qualified to serve on the board for the reasons set forth below under Director Qualifications, including his business experience set forth herein.

Dr. Steven J. Baileys, 62, is a private investor and was Chairman of the Board of Directors of SafeGuard Health Enterprises, Inc., a public dental care benefits company, from July 1995 to June 2004. Dr. Baileys was Chief Executive Officer of SafeGuard from April 1995 to February 2000, its President from December 1981 until May 1997, and its Chief Operating Officer from December 1981 until April 1995. Dr. Baileys is licensed to practice dentistry in the State of California. Dr. Baileys was deemed qualified to serve on the board for the reasons set forth below under Director Qualifications, including his business experience set forth herein.

Gene E. Burleson, 75, is a private investor and was Chairman of PET DRx Corporation from June 2005 to July 1, 2010 and its Chief Executive Officer from October 2008 until its acquisition by VCA Antech in July 2010. Mr. Burleson was a director of HealthMont Inc. from September 2000 until its acquisition by SunLink in October 2003. Mr. Burleson served as Chairman of Mariner Post-Acute Network, Inc. from January 2000 to June 2002. Mr. Burleson was Chairman of the Board of GranCare Inc. from October 1990 to November 1997 and President and Chief Executive Officer of GranCare Inc. from December 1989 to February 1997. From June 1986 to March 1989 Mr. Burleson served as President, Chief Operating Officer and Director of American Medical International Inc. (“AMI”). Mr. Burleson served as Managing Director of AMI’s international operations from May 1981 to June 1986. Mr. Burleson was deemed qualified to serve on the board for the reasons set forth below under Director Qualifications, including his business experience set forth herein.

Nominees for Election as Directors for a Two-Year Term Expiring In 2018

Nomination of Directors

We currently do not have a standing nominating committee. Our entire board of directors performs the functions of the nominating committee. Our board does not believe that it needs a separate nominating committee because the full board is comprised predominately of independent directors and has the time and resources to perform the function of selecting board nominees. When our board performs its nominating function, it acts in accordance with our Articles of Incorporation and Code of Regulations but does not have a separate charter related to the nomination process.

Director Qualifications

The board of directors concluded that each continuing director and each director nominated for re-election was qualified to serve as a director of SunLink and recommended the nominees for election or re-election at the current year’s annual meeting. No single factor was more important than any other factor in the evaluation of any director or selection of any director nominee and the board made its determination on the basis of its own experience and subjective evaluation of each individual, with reference to various objective criteria required by law or other regulatory requirements, including but not limited to independence requirements and stock exchange regulations, as well as the subjective criteria that each director has deemed desirable in evaluating nominations.

Each director nominated for re-election and each continuing director was deemed by the board to have: met applicable legal and regulatory definitions of independence excluding from such independence determination only Mr. Thornton, the Company’s sole management director; met the criteria set forth in the Company’s corporate governance guidelines; a reputation for and to have displayed, personal integrity and judgment; achieved professional prominence in their business careers; manifested concern for the interests of the Company’s shareholders; sufficient time available for service on the SunLink board taking into account such person’s other professional and personal commitments; demonstrated a commitment to the Company based on their current and historical service to the Company as a director and/or as an executive officer of the Company; a general understanding of marketing, finance, and other disciplines relevant to the success of a publicly traded company in today’s business environment; and knowledge with respect to the current state of the Company based on their current and historical service to the Company as a director and/or as an executive officer of the Company.

Board members with long board service to the Company (Baileys, Brenner, Burleson, Ford, Thornton and Turner), prior experience in the healthcare services industry (Burleson, Ford and Thornton), current and prior experience providing legal services to clients in the healthcare industry (Turner), prior experience in businesses ancillary to the healthcare services industry (Burleson, Ford and Thornton), or a combination thereof, as set forth in greater detail in their individual biographies, were deemed to have applicable industry or related industry experience relevant to the Company. Board members identified in greater detail in their individual biographies as having served as officers of other healthcare services providers (Burleson, Ford and Thornton) or a current officer of the Company (Thornton) were deemed to have had operational experience relevant to the Company. Directors identified elsewhere in this Proxy Statement in greater detail as serving on specific committees of the board were deemed to have experience in matters relevant to their current committee assignments including executive compensation (Baileys, Brenner, and Burleson), and financial expertise (Brenner and Ford). Each director identified in greater detail in their biographies as an incumbent director of SunLink or as having served as an officer, director or both of one or more other public companies (Baileys, Burleson, Thornton and Mills) was deemed to have experience relevant to SunLink as a public company and to the discharge of the duties of such persons as directors of a public company. Each director with prior CEO experience (Baileys, Burleson and Ford) and corporate legal experience (Turner) was deemed to have experience relevant to their oversight of the Company’s management in general and its CEO in particular. Each director identified in their biography as having applicable healthcare services industry experience (Baileys, Burleson, Ford and Thornton), or healthcare legal experience (Turner) was deemed to have applicable industry regulatory experience. Each director identified as having experience in industries which are or have been highly competitive (all) or highly regulated, especially the financial services industries (Brenner and Mills), were deemed to have experience relevant to the Company in its own business which is both highly competitive as well as highly regulated. Each director was deemed of sufficient age and maturity to have accumulated the life experiences, viewpoints, and expertise necessary to perform the duties of a public company director, as well as being able to vigorously perform his or her duties as a director of the Company.

The board conceptualizes diversity expansively to include differences of viewpoint, professional experience and skill sets, especially in matters of healthcare service operations and regulations, financing, marketing, and human resources, as well as a subjective determination of individual qualities, attributes and differences. The board has taken into account the benefits of, but has not ascribed any specific weight to, or adopted any formal policy with respect to, matters of geographic and cultural background, race and gender. The board evaluates each individual in the context of the board as a whole, with the objective of recommending a group that can best facilitate the success of SunLink’s business and represent shareholder interests through the exercise of sound judgment using its diversity of experience. The board evaluates each incumbent director to determine whether he or she should be nominated to stand for re-election based on the types of criteria outlined above as well as the director’s contributions to the board during their current term. Because the assessment of the diversity of the board as well as the effectiveness of the current factors in achieving diversity from a variety of perspectives is based on the individual subjective evaluation of each of the board members, the Company does not engage in any formal benchmarking procedure.

Board Meetings

The board of directors held six (6) meetings during fiscal 2016. The board has four (4) standing committees: an executive committee, an audit committee, a compensation committee and a strategic planning committee. Each standing committee had the right to retain, in the fiscal year ended June 30, 2016, its own legal and other advisors. During the fiscal year ended June 30, 2016, all directors, except Mr. Mills, attended 75% or more of the meetings of the full board of directors. During the fiscal year ended June 30, 2016, all directors attended 75% or more of the meetings of the individual committees of the board of directors upon which they served.

Committees of the Board of Directors—Overview

Membership On Board Committees

This table lists the four (4) board committees in existence during our last fiscal year and the directors who currently serve on them and the number of committee meetings held in the fiscal year ended June 30, 2016.

Name	Audit	Compensation	Executive	Strategic
Dr. Baileys		●		C
Ms. Brenner	●	●	●
Mr. Burleson	●	C		●
Mr. Ford	C			●
Mr. Mills
Mr. Thornton			C
Mr. Turner			●
2016 Meetings	4	1	1	2

C	= Chairperson

●	= Member

Audit Committee

The audit committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by:

•	selecting the Company’s independent registered public accounting firm and evaluating the independence, performance, and continued retention of such accounting firm;

•	reviewing the Company’s auditing, accounting and financial reporting processes generally;

•	reviewing the Company’s systems of internal controls regarding finance, accounting, legal, and compliance that management and the board have established;

•	reviewing the integrity of the financial statements and other financial information provided by the Company to the Company’s shareholders, the general public and the SEC, including:

•	reviewing and discussing with management and the independent registered public accounting firm the financial statements to be included in the Company’s annual report on Form 10-K for filing with the SEC;

•	discussing with the independent registered public accounting firm the conduct of the audit, the adequacy and effectiveness of the Company’s accounting and financial controls, and the written disclosures required by Independence Standards Board Standard No. 1 regarding such firm’s independence;

•	meeting separately with the independent registered public accounting firm and with the Company’s internal auditors, as well as the Company’s management, to discuss the results of their audits; and

•	reviewing and discussing with management and the independent registered public accounting firm the Company’s interim financial statements as included in the Company’s quarterly reports;

•	reviewing the potential engagement of the Company’s independent registered public accounting firm for non-audit services prior to any such engagement and approving any such engagement;

•	reassessing annually the adequacy of the audit committee charter and recommending any proposed changes to the board for approval;

•	reporting to the Company’s board of directors the conclusions with respect to the matters that the audit committee has considered; and

•	examining such other areas or activities consistent with the audit committee charter, the Company’s Code of Regulations and governing law as the audit committee or board deem appropriate.

The audit committee has adopted a procedure to receive allegations on any fraudulent accounting issues through a toll-free telephone number and email as set out in the Company’s Code of Conduct.

Each member of the audit committee is independent as defined in Section 803(A) of the NYSE Amex Company Guide and Rule 10A-3 of the Securities Exchange Act of 1934 (the “1934 Act”). The board has also determined that Mr. Ford meets the requirements for being an “audit committee financial expert” pursuant to Section 407 of the Sarbanes-Oxley Act of 2002. Our audit committee charter is available on our website at www.sunlinkhealth.com.

Compensation Committee

Composition; Independence; Compensation Committee Interlocks and Insider Participation

Our compensation committee is composed entirely of independent members of the board of directors. All three (3) members of the compensation committee are independent, as defined in Section 803(A) of the NYSE Amex Company Guide and each of them qualifies as an “outside director” (as such term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder). Our compensation committee charter is available on our website at www.sunlinkhealth.com. No member of the committee is a current or former employee or officer of the Company or any of its affiliates.

Compensation Review Process; And Management Participation in Compensation Determinations

The compensation of our executive officers is determined by the compensation committee on an annual basis subject to minimum compensation threshholds pursuant to employment agreements and letters previously approved by the committee. Our compensation committee considers all elements of compensation in making its determinations. With respect to those executive officers who do not serve on our board of directors, the committee also considers the recommendations of our chairman of the board and chief executive officer. The compensation committee meets at various times during the year, and it also considers and takes action by written consent. The compensation committee chairperson reports on committee actions and recommendations at board meetings.

Responsibilities

The compensation committee has the power and authority of the board to perform and performs the following duties and responsibilities:

•	Develops guidelines and, on an annual basis, reviews the compensation and performance of the Company’s senior executive officers; reviews and approves corporate goals relevant to the compensation of the chief executive officer; evaluates the chief executive officer’s performance in light of these goals and objectives; sets the chief executive officer’s compensation based on such evaluation; evaluates the performance of the Company’s senior executive officers and approves their annual compensation; and produces an annual report on executive compensation for inclusion in the Company’s annual proxy statement, in accordance with all applicable rules and regulations;

•	Makes recommendations to the board with respect to incentive compensation plans and equity-based plans, and administers such plans by establishing criteria for granting of awards to the Company’s officers and other employees and reviews and approves the granting of awards in accordance with such criteria;

•	Reviews and approves plans for managerial succession of the Company;

•	Reviews director compensation levels and practices, and recommends to the board, from time to time, changes in such compensation levels and practices (including retainers, meetings fees, committee fees, stock options and other similar items as appropriate);

•	Annually reviews and assesses the adequacy of the Compensation Committee Charter and recommends any proposed changes to the board for approval; and

•	Performs such other activities consistent with the Compensation Committee Charter, the Company’s Code of Regulations and governing law as the compensation committee or the board deems appropriate.

Executive Committee

The executive committee is empowered to exercise all of the authority of the board of directors except as to matters not delegable to a committee under the General Corporation Law of Ohio.

Strategic Planning Committee

The strategic planning committee is empowered to, among other things, conduct periodic evaluations of the Company’s strategic alternatives. The strategic planning committee has the power and authority of the board to perform and performs the following duties and responsibilities:

•	Recommends for board approval actions that address the Company’s strategic alternatives, including, but not limited to solicited and unsolicited takeover offers, possible acquisition targets, asset sales or major purchases;

•	Discusses with the Company’s regular outside counsel or special counsel any legal matters that could reasonably be expected to have a material impact on the Company’s long-term strategies;

•	Annually evaluates performance of the strategic planning committee; and

•	Annually reviews and assesses the Strategic Planning Committee Charter and submits recommended changes to the board.

The Strategic Planning Committee Charter is available on our website at www.sunlinkhealth.com.

Nomination Procedures and Shareholder Nominations

The board does not have a nominating committee but has adopted a nominating resolution which provides that the board believes it to be in the best interest of the Company and the best interest of the Company’s shareholders to authorize the entire board to identify and nominate, by majority vote of the entire board of directors then in office, directors to serve on the Company’s board so long as, pursuant to NYSE Amex rules, director nominees so selected are approved by a majority of the independent directors and, when vacancies occur on the board which are to be filled, that the board will actively seek individuals qualified to become board members based on business experience, professional expertise, industry experience and diversity. Shareholders who wish to submit nominees for election at an annual or special meeting of shareholders should follow the procedure generally described in Requirements, Including Deadlines, For Submission Of Proxy Proposals, Nomination Of Directors And Other Business Of Shareholders on page 51 of this Proxy Statement and more particularly, in the Company’s Code of Regulations. The board of directors applies the same standards in considering candidates submitted by shareholders as it does in evaluating candidates submitted by members of the board of directors. The board does not have a separate policy with regard to the consideration of candidates recommended by shareholders other than the process provided in the nominating resolution.

COMPENSATION OF DIRECTORS FOR FISCAL YEAR 2016

Management Directors

We do not pay directors who are also our employees any additional compensation for serving as a director, other than customary reimbursement of expenses.

Non-Management Directors

The Company believes that the compensation of non-management directors should be at a level which is sufficient to attract talented and diverse individuals to serve on the Company’s board of directors while, at the same time, avoiding compensation levels where the level of compensation might present the appearance of a potential lack of director independence. However, in recent years, the board of directors has limited director compensation in light of the Company’s recent financial performance to levels below those which the board would otherwise deem appropriate.

The following chart discloses the compensation of each non-management director for the fiscal year ended June 30, 2016:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Totals ($)
Dr. Steven J. Baileys	42,000	N/A	8,950	N/A	N/A	N/A	50,950
Karen B. Brenner	40,000	N/A	8,950	N/A	N/A	N/A	48,950
Gene E. Burleson	44,000	N/A	8,950	N/A	N/A	N/A	52,950
C. Michael Ford	42,000	N/A	8,950	N/A	N/A	N/A	50,950
Christopher H. B. Mills	36,000	N/A	8,950	N/A	N/A	N/A	44,950
Howard E. Turner(3)	36,000	N/A	8,950	N/A	N/A	N/A	44,950

(1)	Cash Compensation. Non-management directors receive a base fee for director compensation of $36,000 per year, payable on a monthly basis in equal installments. In addition, each non-management member of the Audit Committee, Compensation Committee and Strategic Planning Committee was paid an annual fee of $2,000, with the committee chair receiving $4,000. Non-management Executive Committee members received a fee of $2,000 per meeting.

(2)	Equity Compensation. The Company made equity-based compensation awards to directors during fiscal year 2016 in the form of options, all of which were vested as of the grant date of September 10, 2015. Although each non-employee director is technically eligible to participate in the Company’s 2001 Outside Directors’ Stock Ownership and Stock Option Plan and in the 2005 Equity Incentive Plan, the last shares available for new grants to directors under either such plan were utilized in 2005. The compensation committee approved the award of options for 5,000 shares to each of the six non-management board members (30,000 total options) to be vested immediately and exercisable over a 10 year period at the market price of the Company’s common stock on date of grant. For fiscal year 2017, the compensation committee has approved the award of options for 12,000 shares to each of the six non-management board members (72,000 total options) to be vested immediately and exercisable over a 10 year period at the market price of the Company’s common stock on date of grant.

(3)	Other Arrangements. Mr. Turner is a partner of the law firm of Smith, Gambrell & Russell, LLP. Such law firm provided legal services to the Company in the fiscal year ended June 30, 2016 at customary rates and continues to provide such services to the Company in the fiscal year ending June 30, 2017.

The following chart discloses certain information with respect to stock awards and option awards held by each non-management director as of the fiscal year ended June 30, 2016:

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)(1)	Number of Securities Underlying Unexercised Options (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable
Dr. Steven J. Baileys	5,500	—	—	6.55	05/15/2017	N/A	N/A	N/A	N/A
	4,857	—	—	8.00	09/23/2017
	10,000	—	—	1.67	11/10/2021
	20,000	—	—	1.22	09/05/2022
	3,000	—	—	0.71	09/16/2023
	5,000	—	—	1.79	09/10/2025

Karen B. Brenner	5,500	—	—	6.55	05/15/2017	N/A	N/A	N/A	N/A
	4,857	—	—	8.00	09/23/2017
	10,000			1.67	11/10/2021
	20,000	—	—	1.22	09/05/2022
	3,000	—	—	0.71	09/16/2023
	5,000	—	—	1.79	09/10/2025

Gene E. Burleson	5,500	—	—	6.55	05/15/2017	N/A	N/A	N/A	N/A
	4,857	—	—	8.00	09/23/2017
	10,000	—	—	1.67	11/10/2021
	20,000	—	—	1.22	09/05/2022
	3,000	—	—	0.71	09/16/2023
	5,000	—	—	1.79	09/10/2025

C. Michael Ford	5,500	—	—	6.55	05/15/2017	N/A	N/A	N/A	N/A
	4,857	—	—	8.00	09/23/2017
	10,000	—	—	1.67	11/10/2021
	20,000	—	—	1.22	09/05/2022
	3,000	—	—	0.71	09/16/2023
	5,000	—	—	1.79	09/10/2025

Christopher H. B. Mills	4,857	—	—	8.00	09/23/2017	N/A	N/A	N/A	N/A
	10,000	—	—	1.67	11/10/2021
	20,000	—	—	1.22	09/05/2022
	3,000	—	—	0.71	09/16/2023
	5,000	—	—	1.79	09/10/2025

Howard E. Turner	5,500	—	—	6.55	05/15/2017	N/A	N/A	N/A	N/A
	4,857	—	—	8.00	09/23/2017
	10,000	—	—	1.67	11/10/2021
	20,000	—	—	1.22	09/05/2022
	3,000	—	—	0.71	09/16/2023
	5,000	—	—	1.79	09/10/2025

(1)	Includes grants of options under the Company’s 2005 Equity Incentive Plan and the 2011 Directors Stock Option Plan.
(2)	If we grant stock awards in the future, we will report the named director holding unvested securities, the vesting date for such securities and the number of securities vesting on the applicable date.

EXECUTIVE OFFICERS

Our executive officers, as of September 19, 2016, their positions with the Company or our subsidiaries, and the ages of such executive officers are as follows:

Name	Office	Age
Robert M. Thornton, Jr.	Director, Chairman of the Board of Directors, President and Chief Executive Officer	67
Mark J. Stockslager	Chief Financial Officer and Principal Accounting Officer	57
Byron D. Finn	President, SunLink ScriptsRx, LLC	66

Current Executive Officers

All of our executive officers hold office for an indefinite term, subject to the discretion of the board of directors.

Biographical information for our non-director executive officers is set forth below:

Mark J. Stockslager, 57, has been SunLink’s Chief Financial Officer since July 1, 2007. He was interim Chief Financial Officer from November 6, 2006 until June 30, 2007. He has been the Principal Accounting Officer since March 11, 1998 and was Corporate Controller from November 6, 1996 to June 4, 2007. He has been associated continuously with our accounting and finance operations since June 1988 and has held various positions, including Manager of U.S. Accounting, from June 1993 until November 1996. From June 1982 through May 1988, Mr. Stockslager was employed by Price Waterhouse & Co.

Byron D. Finn, 66, was named President of SunLink ScriptsRx, LLC on October 1, 2010. Prior to becoming President of SunLink Scripts, RX, LLC, Mr. Finn was President of Byron D. Finn, CPA, PC, which provided accounting, financial consulting and litigation support services for clients, including numerous healthcare clients. His experience also includes various positions with The Coca-Cola Company, where he served in a number of financial-related positions and in connection with special projects, and he was previously employed by Ernst & Young. Mr. Finn is a licensed CPA and received his BA in Business Administration and Master in Accountancy degrees from the University of Georgia.

EXECUTIVE COMPENSATION

Compensation Process

Compensation Review Process; Management Participation in Compensation Determinations; Delegation of Authority

The compensation of our executive officers is determined by the compensation committee of our board of directors on an annual basis subject to the provisions of employment agreements and employment letters. The compensation committee considers all elements of compensation in making its determinations. With respect to those executive officers who do not serve on our board of directors, the committee also considers the recommendations of our chairman of the board and chief executive officer. The compensation committee meets at various times during the year, and it also considers and takes action by written consent. The compensation committee chair reports on compensation committee actions and recommendations at board meetings.

Periodically, the compensation committee conducts a review of the Company’s executive compensation program (the “Compensation Review”). The Compensation Review may include (a) an internal report evaluating executive compensation throughout the Company to review consistency and program effectiveness, (b) a report evaluating the competitiveness of executive compensation at the Company relative to other healthcare companies and public corporations employing similar executive talent, which report may be internally generated or produced by outside consultants or (c) both. As part of the evaluation process, the committee considers the recommendations of management; particularly the recommendation of the Company’s chief executive officer, in setting the compensation of the Company’s named executive officers.

The compensation committee may delegate limited authority to the compensation and benefits group in SunLink’s human resources (HR) department to support the compensation committee in its work and, in some cases, act pursuant to delegated authority to fulfill various functions in administering SunLink’s compensation programs.

Authority to Utilize Compensation Consultants

The compensation committee has the authority to engage and has in the past engaged, outside advisers, experts, and others to assist it in various ways including providing it with comparative data. The compensation committee has established procedures that it considers adequate to ensure that advice to the compensation committee remains objective and is not influenced by the Company’s management, including a direct reporting relationship of any compensation consultant to the compensation committee. If the compensation committee elects to engage any consultant, it is contemplated that under the terms of any agreement with any such consultant the compensation committee will be able to contact the consultant without any interaction from Company management and the compensation committee will require both the consultant and the Company to report any engagement of the consultant by the Company and the amount of fees paid or anticipated to be paid in connection with such engagement in order that the compensation committee may evaluate the independence of such consultant in its role as the compensation committee’s consultant.

Compensation Disclosure and Analysis

This Compensation Disclosure and Analysis discusses components for the year ended June 30, 2016 (fiscal year 2016) and the other periods specified herein.

Objectives and Goals

We have five major objectives for the Company’s compensation structure:

1. Accountability Through Measurable Goals, through revenue and EBITDA goals; expense control measures, which align our compensation programs with internal financial objectives for revenue, EBITDA and cost control; and repositioning goals for our business both internally and through strategic transactions, including the disposition of underperforming assets.

2. Congruence between Executive Pay and Business Performance, through compensation programs designed to reward high performance with high compensation over different time horizons.

3. External Competitiveness, through compensation programs that are intended to motivate management with compensation that takes into account relative compensation and performance within the healthcare industry and compensation relative to other companies of similar size and complexity and performance, as well as to promote management continuity and succession planning.

4. At Risk Compensation, through compensation programs that are intended to encourage strategic goals and provide continued “at risk” compensation, including, when appropriate and available, equity-linked compensation programs, as well as a stock ownership requirement for our named executive officers (our NEOs).

5. Risk Appropriateness, through compensation programs that encourage boldness and innovation but do not encourage undue or excessive risk and do not sacrifice long term growth or goals for transient success. To achieve this goal, we seek to use compensation programs that balance short and long term incentives and which do not utilize open-ended incentives. We also do not utilize certain performance measures, which we believe could encourage undue risk taking. We consider adjusting targets when warranted by economic conditions or changes in the Company’s business strategy. We endeavor not to pay excessive compensation when macroeconomic conditions are playing a significant role in the Company’s success and conversely we endeavor not to overly penalize the Company’s officers when macroeconomic conditions have adversely affected the Company’s success; however, we do evaluate how the Company’s officers guide the Company in responding to macroeconomic challenges.

Use of Compensation Consultants

During fiscal year 2016, the compensation committee did not retain any consultants or engage in any formal benchmarking.

Major Compensation Components

In fiscal 2016, the principal components of compensation for our executive officers were base salary and short-term incentives, generally in the form of cash bonus programs. We believe that the Company’s current goals are best met by utilizing an approach to compensation with these two (2) distinct elements.

Base Salaries. The Company’s base salaries are intended to be consistent with its understanding of competitive practices, levels of executive responsibility, qualifications necessary for the particular executive position and the expertise and experience of the executive officer. Salary adjustments reflect the compensation committee’s belief as to competitive trends, the performance of the individual and, to some extent, the overall financial condition of the Company. Base salaries for the Company’s named executive officers for fiscal 2016, effective from July 1, 2015 to June 30, 2016, were as follows:

Name	Base Salary
Robert M. Thornton, Jr	$366,000
Mark J. Stockslager	$190,000
Byron D. Finn	$200,000

In setting base salaries for fiscal year 2016, the compensation committee considered a number of factors including, but not limited to: the fact that no material adjustments were made to base compensation during fiscal 2015, the Company’s performance in fiscal 2015, the steps taken by the Company’s executive officers in fiscal 2015 to achieve performance under the 2015 Bonus Plan, and the steps taken by the Company’s executive officers in fiscal year 2015 to respond to the various events which have negatively impacted the Company’s business. The size of specific salary adjustments for fiscal 2016 also reflected the compensation committee’s beliefs as to competitive trends, the performance of the individual, internal equity, the appropriateness of the rate at which adjustments should be made, and, to some extent, the overall financial condition of the Company. Individual variances also were based on the compensation committee’s subjective evaluation of other factors including length of service in position, the extent of any difference between an officer’s base salary and the base salaries of other officers, the nature of an individual officer’s duties, and other factors which may have been deemed relevant by the individual members of the compensation committee.

Base salary amounts for fiscal year 2017 are unchanged from fiscal year 2016. Base salaries for the Company’s named executive officers for fiscal 2017, effective from July 1, 2016, are as follows:

Name	Base Salary
Robert M. Thornton, Jr.	$366,000
Mark J. Stockslager	$190,000
Byron D. Finn	$200,000

In setting base salaries for fiscal year 2017, the compensation committee considered a number of factors including, but not limited to: the Company’s performance in fiscal year 2016 and the steps taken by the Company’s executive officers in fiscal year 2016 to respond to the various events which have negatively impacted the Company’s business. The absence of salary adjustments for fiscal year 2017 also reflects the compensation committee’s beliefs as to competitive trends, the performance of the individual, internal equity, the appropriateness of the rate at which adjustments should be made, and, to some extent, the overall financial condition of the Company. Individual salary variances also reflect the compensation committee’s subjective evaluation of various factors including the nature of an individual officer’s duties, length of service in position, the extent of any difference between an officer’s base salary and the base salaries of other officers, and other factors which may have been deemed relevant by the individual members of the compensation committee.

During fiscal year 2016, the CEO, Mr. Thornton, was, and during fiscal year 2017, is employed under an employment agreement which provides for an annual base salary of not less than $335,000.

Short-Term Incentives

With respect to fiscal 2016, the compensation committee approved a bonus plan with a total pool of potential bonuses of up to $500,000 available for awards to the Company’s executive officers and various other officers and employees of the Company and subsidiaries. The compensation committee retained full authority to determine, among other things, the identity of participants to whom bonuses would be payable (if at all), whether objectives once established were met and the amount of bonuses, if any. Under the fiscal 2016 plan, all bonuses were discretionary with the compensation committee and the Board. Based in part on the recommendations of management, no bonuses were approved by either the compensation committee or the Board to any of the Company’s executive officers for the fiscal year ended June 30, 2016.

For fiscal 2017, the compensation committee determined that its recommendation to the Board with respect to the basis for bonuses, if any, for Messrs. Thornton and Stockslager for fiscal 2017 would be determined entirely upon the discretion of the compensation committee in light of its judgment regarding management’s performance with respect to management of the Company’s finances, results of operations, any dispositions of nonperforming assets and application of proceeds thereof, and other factors deemed relevant in the discretion of the compensation committee. Any such bonuses being discretionary, no specific target amounts or limits on bonuses for fiscal 2017 were established. It was further determined that the compensation committee would meet quarterly to make its evaluations and monitor management’s success in achieving the Company’s goals as outlined to management from time to time by the Board. Bonuses for members of management other than Messrs. Thornton and Stockslager would also be discretionary with the compensation committee but based upon management’s recommendations submitted to the committee and the compensation committee’s recommendation, if any, with respect thereto and approval of the Board.

Long-Term Incentives. While base salary and short-term incentives are primarily designed to compensate current and past performance, the primary goal of the long-term incentive compensation program has been to directly link management compensation with the long-term interests of the shareholders through the award of equity based compensation. Historically, the compensation committee has not utilized any percentage or relative measure of valuation to establish any relationship or allocation between equity-based and non-equity-based compensation. However, the Company’s ability to make new awards under such plan terminated on November 7, 2015.

•	Types Of Equity Awards And Criteria For Award Type Selection. The Company historically has used stock options to align executive officer’s interests with those of our shareholders. Options are intended to provide strong incentives for superior long-term performance. In the future, the compensation committee may, at its discretion and subject to availability under the plan, grant awards to executive officers through one or more equity plans.

•	Criteria For Award Amounts. In considering whether to grant equity incentives for fiscal year 2016, the compensation committee looked at the availability of shares under the 2005 Equity Incentive Plan and made limited awards of options for 30,000 shares to named executive officers for such year. When shares have been available for issuance under the Company’s equity plans, the compensation committee historically has looked at a variety of factors, with no formal weighting assigned to any single factor or group of factors. In determining the size of equity awards, the compensation committee assesses the current value of previous awards; however, it has not historically given any weight to accumulated wealth in evaluating whether future awards are merited. Historically, the compensation committee also, from time to time, has evaluated equity incentive awards made by our competitors (both individually and as part of a comparative compensation analysis, although no such analysis was made with respect to the limited grants in fiscal 2016), historical levels of the Company’s equity incentives, the extent to which value under the award is subject to risk, whether the award vehicle has intrinsic value and the need to motivate and retain persons eligible to participate under the Company’s plans. The compensation committee has placed less emphasis on equity awards in light of the thinly traded market for the Company’s common shares. The compensation committee also considered the uncertain prospects for equity appreciation in light of the thinly traded market for the Company’s common shares, the underperformance of the Company financially, the prospect for slow growth in the Company’s businesses, and the current macroeconomic environment.

Vesting and Holding Periods for Equity Incentive Compensation. Grants of stock options are exercisable at such times and subject to such terms and conditions as the compensation committee may, in its sole discretion, specify in the applicable award agreement. However, as a means to encourage continued employment with SunLink, the Company’s equity awards historically have been subject to a multi-year vesting period. The compensation committee anticipates that future awards (if available) will be subject to multi-year vesting, most likely over three year periods; vesting and holding periods also may be examined as part of a future compensation review. Currently, the Company does not impose minimum equity ownership requirements for equity compensation awarded to its executive officers, nor does it require any continued ownership of the securities issued pursuant to such awards after vesting. Historically, the Company’s executive officers have held substantially all shares acquired by the exercise of options, although there can be no assurance that they will continue to do so in the future. Because there is no mandatory holding policy, executive officers may sell shares issuable upon the exercise of options for any reason and persons who cease to be executive officers may elect to sell some or all of their holdings for any reason.

In considering whether to grant equity incentives for fiscal year 2016, the compensation committee looked at a variety of factors, with no formal weighting assigned to any single factor or group of factors. In determining awards for such period the compensation committee focused on the discretionary criteria evaluated in connection with the short term incentive plan, and to a lesser extent, the Company’s recent financial and operational performance.

In setting compensation for named executive officers for fiscal 2016, the compensation committee approved the award of options for 30,000 shares of the Company’s common shares to Mr. Thornton and 15,000 shares of the Company’s common shares to Mr. Stockslager, each vesting at 33-1/3% on each of the three anniversaries after date of grant and exercisable over a 10 year period at the market price of the Company’s common shares on date of grant, which price was $1.79.

2017 Equity Awards. In setting compensation for named executive officers for fiscal 2017, the compensation committee did not make any equity awards to management due to, among other things, the expiration of the Company’s 2005 Equity Incentive Plan on November 7, 2015.

Other Benefits

All of the Company’s executives are eligible to participate in the Company’s health care, insurance and other welfare and employee benefit programs, which generally are the same for all eligible employees, including SunLink’s executive officers.

401(k) Retirement Savings Plan. SunLink offers tax advantaged savings benefits to its employees through an employee-funded 401(k) retirement savings plan with an annual discretionary company “match” as determined by SunLink’s board of directors. The 401(k) savings plan provides a long-term savings vehicle that allows for pre-tax contributions by an employee and tax-deferred earnings. Employees may generally contribute up to 100% of eligible annual pay to the 401(k) savings plan, not to exceed the annual IRS limit (generally $18,000 for 2016). Employees attaining at least 50 years of age by the end of 2012 were eligible to make 401(k) catch-up contributions to an annual maximum of $6,000 additional dollars. Employees direct their own investments in the 401(k) savings plan. The benefits under such tax-qualified savings plans for SunLink’s executive officers are the same as those available for other eligible employees. Individual participant balances reflect a combination of: (1) a differing annual amount contributed by the Company or the employee; (2) the annual contributions and/or deferred amounts being invested at the discretion of the employee (the same investment choices are available to all participants); and (3), as in (2), the continuing reinvestment of the investment returns until the accounts are paid out. This means that similarly situated employees, including SunLink’s executive officers, may have materially different account balances because of a combination of factors: the number of years that the person has participated in the plan; the amount of money contributed or compensation deferred at the election of the participant from year to year; and the investments chosen by the participant. The 401(k) savings plan does not promise any guaranteed minimum returns or above-market returns; the investment returns are dependent upon actual investment results. Accordingly, when determining annual compensation for executive officers, the compensation committee does not consider the individuals’ retirement plan balances and payout projections.

Use of Employment and Severance Agreements

In the past, the compensation committee has determined that competitive considerations merited the use of employment contracts or severance agreements for certain members of senior management. Currently, Mr. Thornton is employed pursuant to employment contract, while Messrs. Stockslager and Finn are employed pursuant to employment letters. Mr. Thornton’s agreement and Messrs. Stockslager’s and Finn’s letters include severance benefits under certain circumstances. The Company’s severance benefits take effect in connection with severance other than for death, disability or cause. Additionally Messrs. Thornton, Stockslager and Finn are entitled to severance benefits in connection with a “change in control.” We have designed these severance benefits to help keep employees focused on their jobs, especially during the uncertainty that accompanies a change in control, to preserve benefits after a change in control transaction, and to help us attract and retain key talent. Compensation criteria for officers employed pursuant to employment agreements or employment letters with severance benefits may be more difficult to adjust on an annual basis. For more information on employment or severance contracts please refer to Employment Contracts, Termination of Employment and Change-In-Control Arrangements beginning on page 33 of these Proxy Materials.

Change in Control Compensation

Provisions for additional or continued compensation in connection with a change in control of the Company are located in two areas: (1) specifically in the Company’s employment agreements and employment letters as discussed above; (2) and, more generally, in the Company’s equity incentive plans and/or award agreements thereunder, whereby the committee administering such plans and awards has the power to accelerate the vesting of such awards upon a change in control or where such plans or awards provide for automatic vesting in the event of such change, whether merely upon the occurrence of such event or upon the occurrence of such event and an adverse occurrence for the participant, such as termination of employment.

The change in control provisions set forth in the Company’s employment agreements and employment letters employ several approaches to cause a triggering event. In some cases, change in control benefits are payable in the ordinary course upon the occurrence of the event. Payment of benefits is not restricted only to situations involving the involuntary termination of the officer afforded such change in control protection. In other cases, benefits are payable in the case of involuntary terminations or where the executive, in connection with or within one year of the transaction, elects to terminate his employment. The compensation committee believes this approach helps to ensure the continued availability of the services of the executive during the times of uncertainty inherent with any change in control, including especially in the immediate post-event period under new ownership and/or management, while at the same time limiting windfall benefits by making the benefits payable only after a termination of employment. By providing post-event coverage, the executive is encouraged to remain in the employ of the Company without the need to be concerned about a post-event restructuring which may result in a material diminishment of the executive’s duties or post-event management or ownership changes with respect to which the executive may have concerns or reservations.

The definition of change in control is intended to be broad in scope and to capture most, if not all, of the scenarios where an actual change in control has occurred. Automatic vesting under the terms of our equity compensation plans, if any, is based on the compensation committee’s belief as to market practices at the time of award and recognition that the value of equity compensation can be radically affected by a change in control, whether or not existing management is retained.

In connection with providing severance benefits to the Company’s other executive officers, the compensation committee has evaluated, and expects to continue to examine, the amounts which could be realized by persons granted such rights upon a change in control.

Internal Equity

Internal equity has generally been evaluated based on a subjective assessment of the relative contributions of the members of the management team. For the fiscal year ended June 30, 2016, the compensation committee did not undertake any formal audit or similar analysis of compensation equity with respect to Mr. Thornton relative to the other members of the management team or with respect to the management team relative to the Company’s employees generally. However, the compensation committee believes that the relative difference between the compensation of the Company’s chairman and chief executive officer and the compensation of the Company’s other executives is not inconsistent with the differences found in the healthcare industry group and the market for executive level personnel for similarly sized public companies.

Wealth Accumulation

The compensation committee does not engage in a specific process which attempts to justify compensation levels based on wealth accumulation. The compensation committee does not analyze proposed annual compensation for any individual versus the accrued wealth of such individual, or the accrued wealth of persons with similar job titles at other companies. The compensation committee believes that no such meaningful analysis can be performed due to, among other things, disparate actual duties versus job titles, different employment histories, different life experiences or needs or social inequalities.

Recapture and Forfeiture Policies

As a smaller reporting company, SunLink is not required to implement recapture rules under Item 402 of Regulation S-K as required by the Dodd-Frank Act for certain public companies. Historically the Company has not had formal policies with respect to the adjustment or recapture of performance-based awards where the financial measures on which such awards are or were based, are adjusted for changes in reported results such as, but not limited to, instances where the Company’s financial statements are restated. The compensation committee does not believe that repayment generally should be required where the plan participant has acted in good faith and the errors are not attributable to the participants’ gross negligence or willful misconduct. However, the compensation committee has in the past and may in the future take such errors into account, including whether the conduct was negligent or without fault, in setting and awarding current or future compensation, including discretionary compensation. The compensation committee believes the Company has or will have available negotiated or legal remedies in many situations. Furthermore, the compensation committee may elect to take into account factors such as the timing and amount of any financial restatement or adjustment, the amounts of benefits received and the clarity of accounting requirements leading to any restatement in determining current or future compensation of the responsible officer or officers.

Deductibility of Compensation and Related Tax Considerations

As one of the factors in its review of compensation matters, the compensation committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits.

•	Section 162(m). Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer and the corporation’s four most highly compensated executive officers, other than the chief executive officer. However, “performance-based” compensation is not subject to the $1 million deduction limit. In general, to qualify as performance-based compensation, the following requirements must be satisfied: (i) payments must be computed on the basis of an objective, performance-based compensation standard determined by a committee consisting solely of two or more “outside directors”; (ii) the material terms under which the compensation is to be paid, including the business criteria upon which the performance goals are based, and a limit on the maximum amount which may be paid to any participant pursuant to any award with respect to any performance period, are approved by a majority of the corporation’s shareholders; and (iii) the committee certifies that the applicable performance goals were satisfied before payment of any performance-based compensation is made.

Although the Company’s stock option plans generally have been structured with the goal of complying with the requirements of Section 162(m), and the compensation committee believes stock options awarded thereunder should qualify as “performance-based” compensation exempt from limitations on deductibility under Section 162(m), the deductibility of any compensation has not been a condition to any compensation decision. Based on current compensation levels, the Company does not expect its ability to deduct executive compensation to be limited by operation of Section 162(m).

Revenue Ruling 2008-13 states that if performance-based pay could become due under a plan or agreement upon a termination without cause, for good reason, or as a result of voluntary retirement, and would be payable regardless of whether performance-based goals are met, then any payment from such plan or agreement will not qualify as Section 162(m) performance-based compensation and will not be eligible for exclusion from the Section 162(m) $1 million compensation limit.

Under the Company’s employment contract with Mr. Thornton and employment letters with Messrs. Stockslager and Finn, executive benefits agreements, certain terminations following a change of control give rise to a payment obligation based on the amount of the officer’s salary and prior bonus amounts. Such arrangements are not eligible for the performance based exclusion. Likewise, amounts payable as short-term incentive compensation, if any, if paid in connection with a Change of Control or otherwise do not meet the criteria for performance based compensation under Section 162(m).

Due to interpretations and changes in the tax laws, some types of compensation payments and their deductibility depend on the timing of an executive’s vesting or exercise of previously granted rights and other factors beyond the compensation committee’s control which could affect the deductibility of compensation.

The compensation committee will continue to consider the impact of Section 162(m) when designing compensation programs, and in making compensation decisions affecting the Company’s Section 162(m) covered executives, if any.

•	Section 280G. Code Section 280G generally denies a deduction for a significant portion of certain compensatory payments made to corporate officers, certain shareholders and certain highly-compensated employees if the payments are contingent on a change in control of the employer and the aggregate amounts of the payments to the relevant individual exceed a specified relationship to that individual’s average compensation from the employer over the preceding five years. In addition, Code Section 4999 imposes on that individual a 20% excise tax on the same portion of the payments received for which the employer is denied a deduction under Section 280G. In determining whether to approve an obligation to make payments for which Section 280G would deny the Company a deduction or whether to approve an obligation to indemnify (or “gross-up”) an executive against the effects of the Section 4999 excise tax, the compensation committee has adopted an approach similar to that described above with respect to payments which may be subject to the deduction limitations of Section 162(m).

Duration of Benefits

The duration of benefits for our executive officers is based on a variety of factors including the purpose of the benefit, historical expectations, competitive factors and the cost of providing the benefit. Historically, we have provided no lifetime benefits.

Chief Executive Officer Compensation

Except as otherwise noted, the compensation policies described in this report apply equally to the compensation of the Chief Executive Officer.

Compensation Committee Conclusions

The compensation committee believes the SunLink fiscal year 2016 compensation program and the total compensation (and, in the case of the severance and change-in-control scenarios, the potential payouts) awarded to the Company’s named executive officers in the aggregate to be reasonable and not excessive.

Compensation Committee and Management Reviews and Authorization

The compensation committee has reviewed the above Compensation Disclosure and Analysis with the Company’s Chief Executive Officer and Chief Financial Officer. Based on a review of this Compensation Disclosure and Analysis and discussion between the compensation committee and the Company’s Chief Executive Officer and Chief Financial Officer, the compensation committee has recommended the board include the Compensation Disclosure and Analysis in this Proxy Statement.

Authorization

This report has been submitted by the compensation committee:

Gene E. Burleson (Chairperson)	Dr. Steven J. Baileys	Karen B. Brenner

Other Executive Compensation Information

The following sections of this Proxy Statement set forth compensation information relating to the Company’s principal executive officer (Mr. Thornton, who is our Chief Executive Officer), the Company’s principal financial officer (Mr. Stockslager, who is our Chief Financial Officer), the Company’s three most highly compensated executive officers whose compensation exceeds $100,000 per year if any (Mr. Finn, who is the President of SunLink ScriptsRx is our sole other executive officer), and up to two individuals who would have been in the foregoing criteria but for the fact that they were not serving as executive officers at the end of our fiscal year if any (we have no one in this category).

The following table shows the compensation awarded or paid by SunLink for services rendered for the fiscal years ended June  30, 2016, 2015 and 2014 to the named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)		Total ($)
Robert M. Thornton, Jr.	2016	366,000	0	—	15,000	—	—	272	(3)	381,272
Chairman, President and	2015	359,700	143,880	—	89,400	—	—	272	(3)	593,252
Chief Executive Officer	2014	359,700	0	—	0	—	—	272	(3)	359,972

Mark J. Stockslager	2016	190,000	0	—	7,500	—	—	272	(3)	197,772
Chief Financial Officer	2015	182,585	73,034	—	44,700	—	—	272	(3)	300,591
and Principal	2014	182,585	0	—	0	—	—	272	(3)	182,857
Accounting Officer

Byron D. Finn	2016	200,000	0	—	—	—	—	170	(3)	200,170
President, SunLink	2015	200,000	0	—	—	—	—	170	(3)	200,170
ScriptsRx, LLC	2014	200,000	82,000	—	—	—	—	170	(3)	282,170

(1)	As disclosed in Note 2 of Notes to Consolidated Financial Statements in the Company’s Form 10-K for 2012, the Company records share-based compensation expense for share options issued in accordance with the Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) 718-10, Compensation—Stock Compensation (“ASC 718-10”). The fair value of the share options is estimated using the Black-Scholes option pricing model and the compensation expense is recognized for financial reporting purposes in the periods in which the share options vest. However, for purposes herein, the total fair value of the share options is presented.

(2)	All other compensation consists solely of life, medical and dental insurance premiums paid above those premiums which are generally paid for all employees and 401k contributions made by the Company.

(3)	Consists solely of life insurance premiums.

Grants of Plan-Based Awards in Last Fiscal Year

The Company made no plan-based awards in fiscal year 2016 to the named executive officers.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value Of Stock And Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target ($)	Maximum (#)
Robert M. Thornton, Jr.	09/11/2015	N/A	N/A	N/A	N/A	N/A	N/A	N/A	30,000	1.79	53,700
Mark J. Stockslager	09/11/2015	N/A	N/A	N/A	N/A	N/A	N/A	N/A	15,000	1.79	26,850
Byron D. Finn	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0	N/A	N/A

(1)	The Company has not granted any awards under equity incentive plans the vesting of which is contingent upon the achievement of any performance-based criteria. Vesting of equity awards is generally based on continued service and the passage of time, subject to acceleration upon the occurrence of various events.

(2)	The amounts shown represent grants under our 2005 Equity Incentive Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information with respect to common shares that may be issued upon the exercise of options and other awards outstanding under the Company’s existing equity compensation plans as of June 30, 2016.

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)(1)	Number of Securities Underlying Unexercised Options (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Unexsercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name(2)	Exercisable	Unexercisable
Robert M. Thornton, Jr.	33,333	—	—	2.09	09/12/2021	—	—	—	—
	33,333	—	—	2.09	09/12/2021	—	—	—	—
	33,334	—	—	2.09	09/12/2021	—	—	—	—
	20,000	—	—	1.22	09/05/2022	—	—	—	—
	20,000	—	—	1.22	09/05/2022	—	—	—	—
	20,000	—	—	1.22	09/05/2022	—	—	—	—
	20,000	—	—	1.49	09/12/2024	—	—	—	—
	—	20,000	—	1.49	09/12/2024	—	—	—	—
	—	20,000	—	1.49	09/12/2024	—	—	—	—
	—	10,000	—	1.79	09/10/2025	—	—	—	—
	—	10,000	—	1.79	09/10/2025	—	—	—	—
	—	10,000	—	1.79	09/10/2025	—	—	—	—
Mark J. Stockslager	6,666	—	—	2.09	09/12/2021	—	—	—	—
	6,667	—	—	2.09	09/12/2021
	6,667	—	—	2.09	09/12/2021	—	—	—	—
	10,000	—	—	1.22	09/05/2022	—	—	—	—
	10,000	—	—	1.22	09/05/2022	—	—	—	—
	10,000	—	—	1.22	09/05/2022	—	—	—	—
	10,000	—	—	1.49	09/12/2024	—	—	—	—
	—	10,000	—	1.49	09/12/2024	—	—	—	—
	—	10,000	—	1.49	09/12/2024	—	—	—	—
	—	5,000	—	1.79	09/10/2025	—	—	—	—
	—	5,000	—	1.79	09/10/2025	—	—	—	—
	—	5,000	—	1.79	09/10/2025	—	—	—	—

(1)	Includes each grant of both exercisable and unexercisable options under the Company’s 2001 Long-Term Stock Option Plan and the 2005 Equity Incentive Plan.

(2)	The identity of the named executive officers holding unvested securities as of the date of this table, the vesting date for such securities and the number of securities vesting on the applicable date is as follows:

Officer	Vesting Date	Shares Vesting
Robert M. Thornton, Jr.	09/12/2016	20,000
	09/12/2017	20,000
	09/11/2016	10,000
	09/11/2017	10,000
	09/11/2018	10,000

Mark J. Stockslager	09/12/2016	10,000
	09/12/2017	10,000
	09/11/2016	5,000
	09/11/2017	5,000
	09/11/2018	5,000

Byron D. Finn	N/A	N/A

Options Exercised and Stock Vested

The following table provides information with respect to common shares which were issued pursuant to the exercise of options or which were shares of restricted stock that vested, in each case between July 1, 2015 and June 30, 2016 for the named executive officers:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert M. Thornton, Jr.	0	0	N/A	N/A
Mark J. Stockslager	0	0	N/A	N/A
Byron D. Finn	0	0	N/A	N/A

(1)	We compute this value, if any, on the spread between the exercise price and the closing price of our common shares on NYSE Amex at exercise.

Long-Term Incentive Plan Awards

The Company granted awards to named executive officers during the fiscal year 2016 as disclosed in the Grants Of Plan-Based Awards In Last Fiscal Year on page 31 of this Proxy Statement.

Pension Plan Benefits

Effective February 28, 1997, SunLink amended its domestic retirement plan to freeze participant benefits and close the plan to new participants. Accordingly, compensation earned after February 28, 1997 is not used in determining a participant’s accrued benefit. Mr. Thornton and Mr. Stockslager are the only named executive officers of the Company who are participants in the plan. The estimated monthly benefits to be received by them at age 65 are $195.38 and $601.24, respectively.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Robert M. Thornton, Jr. (1)	KRUG International Corp. Retirement Plan	2	28,899	0
Mark J. Stockslager	KRUG International Corp. Retirement Plan	8	65,448	0
Byron D. Finn	N/A	N/A	N/A	N/A

(1)	Mr. Thornton is 67 years of age but is not currently receiving benefits from the plan.

Nonqualified Deferred Compensation

The Company does not generally offer nonqualified deferred compensation to its officers, and none of its named executive officers currently participates or has participated in any nonqualified deferred compensation plan during the past fiscal year.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Employment Agreements

Robert M. Thornton, Jr. Mr. Thornton, Chairman, President and Chief Executive Officer, is currently employed by the Company under the terms of an employment agreement effective July 1, 2005, as amended to date, for a term ending June 30, 2017. Absent notice, the contract provides for automatic renewal at the end of its then current term for a period of eighteen months. Mr. Thornton’s current employment agreement provides for a base salary at a rate of not less than $335,000 per annum plus any increases that may be granted at least annually by the Company. Mr. Thornton’s base salary for fiscal 2016 was $366,000. Mr. Thornton is eligible to participate in the Company’s employee equity compensation plans if equity is available thereunder and if the compensation committee decides to grant him additional equity compensation. Under his employment agreement, Mr. Thornton is also eligible to receive an annual bonus of up to seventy percent of his annual base salary if certain criteria established by the compensation committee (in consultation with him) are met. Mr. Thornton is eligible to participate in the Company’s medical, dental, life, and disability programs.

Mr. Thornton’s employment agreement also provides for severance payments in the event Mr. Thornton ceases to be employed by the Company. If Mr. Thornton is terminated due to death, disability or cause, he is entitled to the accrued compensation under his employment agreement, including a pro rata share of any annual bonus. If Mr. Thornton is terminated other than for death, disability or cause, he is entitled to receive severance payments equal to thirty months of his then current salary, a pro rata portion of any annual bonus for which goals have been proportionately met, and continuation of certain benefits for and during the thirty months following termination.

Mark J. Stockslager. Mr. Stockslager, Chief Financial Officer and Principal Accounting Officer, is currently employed by the Company under the terms of an employment letter effective January 1, 2001. Mr. Stockslager’ s current employment letter provides for a salary of at least $7,333 per month or $88,000 on an annualized basis, which will be reevaluated at least annually to determine if any adjustments should be made. Currently, Mr. Stockslager’s salary is $15,833 per month or $190,000 on an annualized basis. Additionally, Mr. Stockslager is also eligible to receive an annual bonus of up to sixty percent of his annual base salary if certain criteria established by the compensation committee are met. Mr. Stockslager is eligible to participate in the Company’s employee equity compensation plans, as well as the Company’s medical, dental, life and disability programs. Except as described below with respect to payments in connection with a change in control, if Mr. Stockslager is terminated, other than for cause, as determined by the board of directors in its sole discretion, he is entitled to severance pay by continuation of his base salary for nine months.

Byron D. Finn. Mr. Finn, President, SunLink ScriptsRx, LLC is currently employed by the Company under the terms of an employment letter effective September 30, 2010. Mr. Finn’s current employment letter provides for a salary of $16,667 per month or $200,000 on an annualized basis, which will be reevaluated at least annually to determine if any adjustments should be made. Additionally, Mr. Finn is eligible to receive an annual bonus of up to sixty percent of his annual base salary if certain criteria established by the compensation committee are met. Mr. Finn is eligible to participate in the Company’s employee equity compensation plans, as well as the Company’s medical, dental, life and disability programs. If Mr. Finn is terminated, other than for cause, Mr. Finn will be entitled to receive severance pay by continuation of his base salary for six (6) months.

Change in Control Arrangements

With regard to the employment agreements with Mr. Thornton, Mr. Stockslager and Mr. Finn, a “change in control” will be deemed to have occurred in the event that any of the following events shall have occurred (with defined terms, not otherwise defined herein, having the meanings associated with them in the employment agreements):

•	Any Person, or Persons acting together that would constitute a “group,” together with any Affiliates or Related Persons thereof (other than any employee stock ownership plan), beneficially owns 40% or more of the total voting power of all classes of Voting Stock of the Company, except an acquisition by (i) an employee benefit plan maintained by the Company or another corporation controlled directly or indirectly by the Company; (ii) the Company or any Subsidiary; (iii) Executive or any Person controlled by an Executive, under common control with Executive or acting in concert with Executive; or (iv) any Person in connection with a non-control transaction;

•	The individuals who, as of the date of the agreement, are members of the board (the “incumbent board”) cease for any reason to constitute at least two-thirds of the board; provided, however, that if the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of at least two-thirds of the incumbent board, such new director shall, for purposes of change in control, be considered as a member of the incumbent board; provided, further, however, that no individual shall be considered a member of the incumbent board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board (a “proxy contest”) including by reason of any agreement intended to avoid or settle any Election Contest or proxy contest;

•	Approval by shareholders of SunLink of a merger, consolidation or reorganization involving the Company, unless

•	the shareholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least two-thirds of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “surviving corporation”) in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization, and

•	the individuals who were members of the incumbent board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the surviving corporation; or

•	If the executive’s employment is terminated prior to a change in control and the executive reasonably demonstrates that such termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a change-in-control and who effectuates a change in control (a “third party”) or (B) otherwise occurred in connection with, or in anticipation of, a change-in-control which actually occurs, then for all purposes, the date of a change in control with respect to the executive shall mean the date immediately prior to the date of such termination of the executive’s employment.

Upon a change in control, if Mr. Thornton’s employment is thereafter terminated for any reason other than cause or if he terminates his employment within one (1) year of the change in control, he is entitled to (a) thirty months of base pay, to be paid in accordance with the Company’s payroll practices; (b) accrued compensation, including a pro rata portion of any annual bonus for which goals have been proportionately met; (c) health and certain ancillary benefits for twenty four months following termination; and (d) full vesting of any then unvested stock options.

Upon a change in control, if Mr. Stockslager’s employment is thereafter terminated for any reason other than cause or if he terminates his employment within one (1) year of the change-in-control, he is entitled to twelve months of base pay, to be paid in accordance with the Company’s payroll practices.

Upon a change in control, if Mr. Finn’s employment is terminated within 90 days thereafter for any reason other than death, disability or cause, he is entitled to six months of base pay, to be paid in accordance with the Company’s payroll practices.

The following table sets forth certain potential benefits which would have been realized in connection with a change in control and termination of employment for the Company’s principal executive officer, principal financial officer and three other most highly compensated executive officers (two of whom are former executive officers) for fiscal year 2016 assuming the change in control and termination occurred as of the last day of the most recently completed fiscal year.

Name and Principal Position	Continued Base Salary(1) $	Lump Sum Salary Bonus and Incentive Compensation Payment(2) $	Value of Health and Insurance Benefits(3) $	Value of Accelerated Equity Awards(4) $	Total Termination Benefits $
Robert M. Thornton, Jr.	915,000	0	14,029	0	929,029
Chairman, President and Chief Executive Officer

Mark J. Stockslager	190,000	N/A	N/A	N/A	190,000
Chief Financial Officer and Principal Accounting Officer

Byron D. Finn	100,000	N/A	N/A	N/A	100,000
President, SunLink ScriptsRx, LLC

(1)	The continued base salary benefit is to be paid in accordance with the Company’s regularly scheduled pay periods over the applicable benefits period.

(2)	Calculated as a pro rata portion of any annual bonus for which goals have been proportionately met prior to termination and without regard to any requirement to be employed on payment date. Such payment shall be made after an audit of annual results in accordance with the applicable plan.

(3)	Calculated based on the lesser of aggregate premiums amounts payable and assuming the exercise of all rights of the covered individual under COBRA plus supplemental life insurance, without adjustment for inflation, multiplied by the assumed actuarial lives of the persons provided benefits or the maximum benefit period if shorter.

(4)	Calculated based on the sum of the number of accelerated option awards multiplied by the positive difference, if any, between the exercise price of such option and the market price of the Company’s common shares at June 30, 2016. All acceleratable options had an exercise price equal to or in excess of the closing market price of the Company’s common shares of $.50 at June 30, 2016.

The following table sets forth certain potential benefits which would have been realized in connection with a termination of employment due to disability for the Company’s principal executive officer, principal financial officer and three other most highly compensated executive officers (two of whom are former executive officers) for fiscal year 2016 assuming the qualifying event and termination occurred as of the last day of the most recently completed fiscal year.

Name and Principal Position	Continued Base Salary $	Lump Sum Salary Bonus and Incentive Compensation Payment(1) $	Value of Health and Insurance Benefits $	Value of Accelerated Equity Awards $	Total Termination Benefits $
Robert M. Thornton, Jr.	N/A	0	N/A	N/A	0
Chairman, President and Chief Executive Officer

Mark J. Stockslager	N/A	N/A	N/A	N/A	N/A
Chief Financial Officer and Principal Accounting Officer

Byron D. Finn	N/A	N/A	N/A	N/A	N/A
President, SunLink ScriptsRx, LLC

(1)	Calculated as a pro rata portion of any annual bonus for which goals have been proportionately met prior to termination and without regard to any requirement to be employed on payment date. Such payment shall be made after an audit of annual results in accordance with the applicable plan.

The following table sets forth certain potential benefits which would have been realized in connection with a termination of employment due to death for the Company’s principal executive officer, principal financial officer and three other most highly compensated executive officers (two of whom are former executive officers) for fiscal 2016 assuming the qualifying event and termination occurred as of the last day of the most recently completed fiscal year.

Name and Principal Position	Continued Base Salary $	Lump Sum Salary Bonus and Incentive Compensation Payment(1) $	Value of Health and Insurance Benefits $	Value of Accelerated Equity Awards $	Total Termination Benefits $
Robert M. Thornton, Jr.	N/A	0	N/A	N/A	0
Chairman, President and Chief Executive Officer

Mark J. Stockslager	N/A	N/A	N/A	N/A	N/A
Chief Financial Officer and Principal Accounting Officer

Byron D. Finn	N/A	N/A	N/A	N/A	N/A
President, SunLink ScriptsRx, LLC

(1)	Calculated as a pro rata portion of any annual bonus for which goals have been proportionately met prior to termination and without regard to any requirement to be employed on payment date. Such payment shall be made after an audit of annual results in accordance with the applicable plan.

The following table sets forth certain potential benefits which would have been realized in connection with a termination of employment due to termination of employment for cause for the Company’s principal executive officer, principal financial officer and three other most highly compensated executive officers (two of whom are former executive officers) for fiscal year 2016 assuming the termination occurred as of the last day of the most recently completed fiscal year.

Name and Principal Position	Continued Base Salary $	Lump Sum Salary Bonus and Incentive Compensation Payment(1) $	Value of Health and Insurance Benefits $	Value of Accelerated Equity Awards $	Total Termination Benefits $
Robert M. Thornton, Jr.	N/A	0	N/A	N/A	0
Chairman, President and Chief Executive Officer

Mark J. Stockslager	N/A	N/A	N/A	N/A	N/A
Chief Financial Officer and Principal Accounting Officer

Byron D. Finn	N/A	N/A	N/A	N/A	N/A
President, SunLink ScriptsRx, LLC

(1)	Calculated as a pro rata portion of any annual bonus for which goals have been proportionately met prior to termination and without regard to any requirement to be employed on payment date. Such payment shall be made after an audit of annual results in accordance with the applicable plan.

The following table sets forth certain potential benefits which would have been realized in connection with a termination of employment due to termination of employment without cause for the Company’s principal executive officer, principal financial officer and three other most highly compensated executive officers (two of whom are former executive officers) for fiscal year 2016 assuming the termination occurred as of the last day of the most recently completed fiscal year.

Name and Principal Position	Continued Base Salary(1) $	Lump Sum Salary Bonus and Incentive Compensation Payment(2) $	Value of Health and Insurance Benefits(3) $	Value of Accelerated Equity Awards(4) $	Total Termination Benefits $
Robert M. Thornton, Jr.	915,000	0	17,537	0	932,537
Chairman, President and Chief Executive Officer

Mark J. Stockslager	142,500	N/A	N/A	N/A	142,500
Chief Financial Officer and Principal Accounting Officer

Byron D. Finn	100,000	N/A	N/A	N/A	100,000
President, SunLink ScriptsRx, LLC

(1)	The continued base salary benefit is to be paid in the ordinary course over the applicable period.

(2)	Calculated as a pro rata portion of any annual bonus for which goals have been proportionately met prior to termination and without regard to any requirement to be employed on payment date. Such payment shall be made after an audit of annual results in accordance with the applicable plan.

(3)	Calculated based on the lesser of aggregate premiums amounts payable and assuming the exercise of all rights of the covered individual under COBRA plus supplemental life insurance, without adjustment for inflation, multiplied by the assumed actuarial lives of the persons provided benefits or the maximum benefit period if shorter.

(4)	Calculated based on the sum of the number of accelerated option awards multiplied by the positive difference, if any, between the exercise price of such option and the market price of the Company’s common shares at June 30, 2016. All acceleratable options, if any, had an exercise price equal to or in excess of the closing market price of the Company’s common shares at June 30, 2016.

PROPOSAL 2 TO BE VOTED ON BY SHAREHOLDERS

Proposal 2—Approval of amendments to the Company’s Amended Articles of Incorporation, as amended.

Background to the Protective Amendment

The purpose of the Protective Amendment is to assist us in protecting the value to the Company of its accumulated NOLs by limiting direct or indirect transfers of our common shares that could affect the percentage of shares that is treated as being owned by a direct or indirect holder of 4.9% of our shares. In addition, the Protective Amendment includes a mechanism to block the impact of such transfers while allowing purchasers an opportunity to receive their money back from prohibited purchases. The Board of Directors has adopted resolutions approving and declaring the advisability of amending the Amended Articles of Incorporation, as amended as described below and as provided in Annex A to this Proxy Statement; however, in order for the Protective Amendment to be implemented, it first must be approved by shareholders at the Annual Meeting.

Our business operations have generated significant net operating losses and unrealized tax losses (collectively, “NOLs”), and we may generate additional NOLs in future years. Under federal tax laws, we generally can use our NOLs and certain related tax credits to offset ordinary income tax paid in our prior two tax years or on our future taxable income for up to 20 years, when they “expire” for such purposes. Until they expire, we can “carry forward” NOLs and certain related tax credits that we do not use in any particular year to offset taxable income in future years. As of June 30, 2016, SunLink had estimated net operating loss carry-forward for federal income tax purposes of $13.7 million. Use of this net operating loss carry-forward is subject to the limitation provisions of Internal Revenue Code Section 382. As a result, all of the net operating loss carry-forward may not be available to offset federal taxable income in a given year. While we cannot estimate the exact amount of NOLs that we can use to reduce our future income tax liability because we cannot predict the amount and timing of our future taxable income, we believe our NOLs are very valuable assets.

Our ability to utilize our NOLs to offset future taxable income may be significantly limited if we experience an “ownership change,” as determined under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). Under Section 382, an “ownership change” occurs if a shareholder or a group of shareholders that is deemed to own at least 5% of our common shares increases its ownership by more than 50 percentage points over its lowest ownership percentage within a rolling three-year period. If an ownership change occurs, Section 382 would impose an annual limit on the amount of our NOLs that we can use to offset taxable income equal to the product of the total value of our outstanding equity immediately prior to the ownership change (reduced by certain items specified in Section 382) and the federal long-term tax-exempt interest rate in effect for the month of the ownership change. A number of complex rules apply to calculating this annual limit.

If an ownership change were to occur, the limitations imposed by Section 382 could result in a material amount of our NOLs expiring unused and, therefore, significantly impair the value of our NOLs. While the complexity of Section 382’s provisions and the limited knowledge that we, like other public companies generally, have about the ownership of our publicly traded common equity make it difficult to determine whether an ownership change has occurred, we currently believe that an ownership change has not occurred. However, if no action is taken, we believe it is possible that we could experience an ownership change in the future.

After careful consideration, our Board of Directors determined that the most effective way to protect the benefits of our NOLs for shareholder value is to adopt the Protective Amendment to the SunLink Heath Systems, Inc. Amended Articles of Incorporation, as amended (the “Protective Amendment”). The Protective Amendment, which is designed to prevent certain transfers of our securities that could result in an ownership change, is described further below and its full terms can be found in Annex A to this Proxy Statement. The Protective Amendment will not be put into effect until it is approved by our shareholders at the Annual Meeting. However, whether or not the Protective Amendment is approved, our Board of Directors may, in the future, consider other measures to protect the Company’s accumulated NOLS including, without limitation, adoption of a new shareholder rights plan or amendment of our existing shareholder rights plan pursuant to which the Company could issue certain stock purchase rights with terms designed to deter transfers of our common shares that could result in an ownership change. Such other potential protective measures may not be as effective as the Protective Amendment or may be more effective in tandem with the Protective Amendment.

The Board of Directors urges our shareholders to carefully read the Protective Amendment proposal, the information discussed below under the heading “Certain Considerations Related to the Protective Amendment, and the full terms of the Protective Amendment, attached as Annex A, to this Proxy Statement. It is important to note that the Protective Amendment does not offer a complete solution, and an ownership change may occur even if the Protective Amendment is approved. There may be limitations on the enforceability of the Protective Amendment against shareholders who do not vote to approve it that may allow an ownership change to occur, and if the Board adopts a new or amended rights plan, such arrangements may deter, but ultimately cannot block, transfers of our common shares that might result in an ownership change. The limitations of Protective Amendment are described in more detail below. Despite its limitations, the Board of Directors believes that the adoption of the Protective Amendment is appropriate and that it will serve as important tool to help prevent an ownership change that could substantially reduce or eliminate the significant potential benefits of our NOLs. Accordingly, the Board of Directors strongly recommends that shareholders approve the Protective Amendment.

Description of the Protective Amendment

The following description of the Protective Amendment is qualified in its entirety by reference to the full text of the Protective Amendment, which is contained in a proposed new Article Fifth of our Amended Articles of Incorporation, as amended and can be found in Annex A to this Proxy Statement. Please read the Protective Amendment in its entirety as the discussion below is only a summary.

Prohibited Transfers.

The Protective Amendment generally will restrict any direct or indirect transfer (such as transfers of our shares that result from the transfer of interests in other entities that own our shares) if the effect would be to:

•	increase the direct or indirect ownership of our shares by any Person (as defined below) from less than 4.9% to 4.9% or more of our common shares; or

•	increase the percentage of our common shares owned directly or indirectly by a Person owning or deemed to own 4.9% or more of our common shares.

“Person” means any individual, partnership, joint venture, limited liability company, firm, corporation, unincorporated association or organization, trust or other entity or any group of such “Persons” having a formal or informal understanding among themselves to make a “coordinated acquisition” of shares within the meaning of Treasury Regulation § 1.382-3(a)(1) or who are otherwise treated as an “entity” within the meaning of Treasury Regulation § 1.382-3(a)(1), and shall include any successor (by merger or otherwise) of any such entity or group.

Restricted transfers include sales to Persons whose resulting percentage ownership (direct or indirect) of our common shares would exceed the 4.9% thresholds discussed above, or to Persons whose direct or indirect ownership of our common shares would by attribution cause another Person to exceed such threshold. Complicated common share ownership rules prescribed by the Code (and regulations promulgated thereunder) will apply in determining whether a Person is a 4.9% shareholder under the Protective Amendment. A transfer from one member of a “public group” (as that term is defined under Section 382) to another member of the same public group does not increase the percentage of our common shares owned directly or indirectly by the public group and, therefore, such transfers are not restricted. For purposes of determining the existence and identity of, and the amount of our common shares owned by, any shareholder, we will be entitled to rely on the existence or absence of certain public securities filings as of any date, and our actual knowledge of the ownership of our common shares. The Protective Amendment includes the right to require a proposed transferee, as a condition to registration of a transfer of our common shares, to provide all information reasonably requested regarding such person’s direct and indirect ownership of our common shares.

These transfer restrictions may result in the delay or refusal of certain requested transfers of our common shares, or prohibit ownership (thus requiring dispositions) of our common shares due to a change in the relationship between two or more persons or entities or to a transfer of an interest in an entity other than us that, directly or indirectly, owns our common shares. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) with respect to our common shares to the extent that, in certain circumstances, the creation, transfer or exercise of the option would result in a proscribed level of ownership.

Consequences of Prohibited Transfers.

Upon adoption of the Protective Amendment, any direct or indirect transfer attempted in violation of the Protective Amendment would be void as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of our common shares would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares owned in violation of the Protective Amendment for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such common shares, or in the case of options, receiving our common shares in respect of their exercise. In this Proxy Statement, our common shares purportedly acquired in violation of the Protective Amendment are referred to as “excess shares.”

In addition to a prohibited transfer being void as of the date it is attempted, upon demand, the purported transferee must transfer the excess shares to our agent along with any dividends or other distributions paid with respect to such excess shares. Our agent is required to sell such excess shares in an arm’s-length transaction (or series of transactions) that would not constitute a violation under the Protective Amendment. The net proceeds of the sale, together with any other distributions with respect to such excess shares received by our agent, after deduction of all costs incurred by the agent, will be transferred first to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess shares on the date of the prohibited transfer) incurred by the purported transferee to acquire such excess shares, and the balance of the proceeds, if any, will be transferred to a charitable beneficiary. If the excess shares are sold by the purported transferee, such person will be treated as having sold the excess shares on behalf of the agent, and will be required to remit all proceeds to our agent (except to the extent we grant written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had our agent sold such excess shares).

To the extent permitted by law, any shareholder who knowingly violates the Protective Amendment will be liable for any and all damages we suffer as a result of such violation, including damages resulting from any limitation in our ability to use our NOLs and any professional fees incurred in connection with addressing such violation.

With respect to any transfer of common shares that does not involve a transfer of our securities within the meaning of the Ohio Revised Code but that would cause a person to violate the Protective Amendment, the following procedure will apply in lieu of those described above: in such case, such person whose ownership of our securities is attributed to such proscribed person will be deemed to have disposed of (and will be required to dispose of) sufficient securities, simultaneously with the transfer, to cause such proscribed person not to be in violation of the Protective Amendment, and such securities will be treated as excess shares to be disposed of through the agent under the provisions summarized above, with the maximum amount payable to such shareholder that was the direct holder of such excess shares from the proceeds of sale by the agent being the fair market value of such excess shares at the time of the prohibited transfer.

Public Groups; Modification and Waiver of Transfer Restrictions.

In order to facilitate sales by shareholders into the market, the Protective Amendment permits otherwise prohibited transfers of our common shares where the transferee is a public group.

In addition, the Board of Directors will have the discretion to approve a transfer of our common shares that would otherwise violate the transfer restrictions if it determines that the transfer is in our and our shareholders’ best interests. If the Board of Directors decides to permit such a transfer, that transfer or later transfers may result in an ownership change that could limit our use of our NOLs. In deciding whether to grant a waiver, the Board of Directors may seek the advice of counsel and tax experts with respect to the preservation of our federal tax attributes pursuant to Section 382. In addition, the Board of Directors may request relevant information from the acquirer and/or selling party in order to determine compliance with the Protective Amendment or the status of our federal income tax benefits, including an opinion of counsel selected by the Board of Directors (the cost of which will be borne by the transferor and/or the transferee) that the transfer will not result in a limitation on the use of the NOLs under Section 382. If the Board of Directors decides to grant a waiver, it may impose conditions on the acquirer or selling party.

In the event of a change in law, the Board of Directors will be authorized to modify the applicable allowable percentage ownership interest (currently 4.9%) or modify any of the definitions, terms and conditions of the transfer restrictions or to eliminate the transfer restrictions, provided that the Board of Directors determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the NOLs or that the continuation of these restrictions is no longer reasonably necessary for such purpose, as applicable. Our shareholders will be notified of any such determination through a filing with the SEC or such other method of notice as the Secretary of the Company shall deem appropriate.

The Board of Directors may establish, modify, amend or rescind our code of regulations, rules, and procedures for purposes of determining whether any transfer of common shares would jeopardize our ability to use our NOLs.

Implementation and Expiration of the Protective Amendment

If our shareholders approve the Protective Amendment, we intend to promptly file the Protective Amendment with the Secretary of State of the State of Ohio, whereupon the Protective Amendment will become effective. We intend to immediately thereafter enforce the restrictions in the Protective Amendment to preserve the future use of our NOLs. We also intend to include a legend reflecting the transfer restrictions included in the Protective Amendment on certificates representing newly issued or transferred shares, to disclose such restrictions to persons holding our common shares in uncertificated form and to disclose such restrictions to the public generally.

The Protective Amendment would expire on the earliest of (i) the Board of Directors’ determination that the Protective Amendment is no longer necessary for the preservation of our NOLs because of the repeal of Section 382 or any successor statute, (ii) the beginning of a taxable year to which the Board of Directors determines that none of our NOLs may be carried forward and (iii) such date as the Board of Directors otherwise determines that the Protective Amendment is no longer necessary for the preservation of our NOLs or that the benefit from the preservation of our NOLs is no longer material. The Board of Directors may also accelerate the expiration date of the Protective Amendment in the event of a change in the law if the Board of Directors has determined that such action is reasonably necessary or advisable to preserve our NOLs or that the continuation of the restrictions contained in the Protective Amendment is no longer reasonably necessary for the preservation of our NOLs. In addition, the Board of Directors may elect to defer application of the Protective Amendment during one or more periods in or for which the Board of Directors deems the benefit from preservation of our NOLs is not material or reasonably expected to be material.

Effectiveness and Enforceability; Trading, and Other Considerations

Although the Protective Amendment is intended to reduce the likelihood of an ownership change, we cannot eliminate the possibility that an ownership change will occur even if the Protective Amendment is adopted given that:

•	The Board of Directors can permit a transfer to an acquirer that results or contributes to an ownership change if it determines that such transfer is in the best interests of SunLink and its shareholders.

•	A court could find that part or all of the Protective Amendment is not enforceable, either in general or as to a particular fact situation. Under the laws of the State of Ohio, our jurisdiction of incorporation, “a restriction on transfer of a security imposed by the issuer, even if otherwise lawful, is ineffective against a person without actual knowledge of it unless: (1) the security is certificated, and the restriction is noted conspicuously on the security certificate; or (2) the security is uncertificated, and the registered owner has been notified of the restriction.” (R.C. 1308.11(A)(1), (2)). In interpreting the Protective Amendment, Ohio courts may look to the laws of Delaware. Under Delaware law, a corporation is conclusively presumed to have acted for a reasonable purpose when restricting the transfer of its securities in its certificate of incorporation for the purpose of maintaining or preserving any tax attribute (including NOLs). Delaware law further provides that transfer restrictions with respect to shares issued prior to the effectiveness of restrictions will be effective against (i) shareholders with respect to shares that were voted in favor of the restriction and (ii) purported transferees of shares that were voted for this proposal if (A) the transfer restriction is conspicuously noted on the certificate(s) representing such shares or (B) the transferee had actual knowledge of the transfer restrictions (even absent such conspicuous notation). Other states provide that duly adopted NOL transfer restrictions are effective against all shareholders regardless of how an individual shareholder voted.

•	We intend to cause common shares issued after the effectiveness of the Protective Amendment to be issued with the relevant transfer restriction conspicuously noted on the certificate(s) representing such shares, and therefore believe under Ohio law such newly issued shares will be subject to the transfer restriction. We also intend to disclose such restrictions to persons holding our common shares in uncertificated form, if any. For the purpose of determining whether a shareholder is subject to the Protective Amendment, we intend to take the position that all shares issued prior to the effectiveness of the Protective Amendment that are proposed to be transferred are bound and were voted in favor of the Protective Amendment, unless the contrary is established. We may also assert that shareholders have waived the right to challenge or otherwise cannot challenge the enforceability of the Protective Amendment, either generally or unless a shareholder establishes that it did not vote in favor of the Protective Amendment. Nonetheless, a court could find that the Protective Amendment is unenforceable, either in general or as applied to a particular shareholder or fact situation.

•	Despite the adoption of the Protective Amendment, there is still a risk that certain changes in relationships among shareholders or other events could cause an ownership change under Section 382. Accordingly, we cannot assure you that an ownership change will not occur even if the Protective Amendment is made effective.

As a result of these and other factors, the Protective Amendment is intended to reduce, but does not eliminate, the risk that we will undergo an ownership change that would limit our ability to utilize our NOLs.

Section 382 Ownership Change Determinations

‘The rules of Section 382 are very complex and are beyond the scope of this summary discussion. Some of the factors that must be considered in determining whether a Section 382 ownership change has occurred include the following:

•	Each shareholder who owns less than 5% of our common shares is generally (but not always) aggregated with other such shareholders and treated as a single “5-percent shareholder” for purposes of

Section 382. Transactions in the public markets among such shareholders are generally (but not always) excluded from the Section 382 calculation.

•	There are several rules regarding the aggregation and segregation of shareholders who otherwise do not qualify as Section 382 “5-percent shareholders.” Ownership of shares is generally attributed to its ultimate beneficial owner without regard to ownership by nominees, trusts, corporations, partnerships or other entities.

•	Acquisitions by a person that cause the person to become a Section 382 “5-percent shareholder” generally result in a 5% (or more) change in ownership, regardless of the size of the final purchase(s) that caused the threshold to be exceeded.

•	Certain constructive ownership rules, which generally attribute ownership of shares owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related individuals, are applied in determining the level of share ownership of a particular shareholder. Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised if such treatment would result in an ownership change.

•	Our redemption or buyback of our common shares will increase the ownership of any Section 382 “5-percent shareholders” (including groups of shareholders who are not individually 5-percent shareholders) and can contribute to an ownership change. In addition, it is possible that a redemption or buyback of shares could cause a holder of less than 5% to become a Section 382 “5-percent shareholder,” resulting in a 5% (or more) change in ownership.

Required Vote

To be approved, this proposal must receive the affirmative vote of two thirds of SunLink’s outstanding common shares as of the record date for the Annual Meeting. The Protective Amendment, if approved, would become effective upon the filing of a Certificate of Amendment to our Amended Articles of Incorporation, as amended with the Secretary of State of the State of Ohio, which we would expect to do as soon as practicable after the Protective Amendment is approved. The Board of Directors recommends a vote FOR the approval of the Protective Amendment.

Certain Considerations Related to the Protective Amendment

The Board of Directors believes that attempting to protect the tax benefits of SunLink’s NOLs as described above under “Background to Protective Amendment” is in the best interest of SunLink and its shareholders; however, we cannot eliminate the possibility that an ownership change will occur even if the Protective Amendment is approved. Please consider the items discussed below in voting on Proposals 2.

Potential Challenge to NOLs

The Internal Revenue Service (“IRS”) could challenge the amount of our NOLs or claim we experienced an ownership change, which could reduce the amount of our NOLs that we can use or eliminate our ability to use them altogether. The amount of SunLink’s NOLs has not been audited or otherwise validated by the Internal Revenue Service (the “IRS”). The IRS could challenge the amount of the NOLs, which could increase our future income tax liability. In addition, as indicated above, calculating whether an “ownership change” has occurred is subject to uncertainty, because of both the complexity and ambiguity of Section 382 and the practical limitations on the knowledge that any publicly traded company can have regarding the ownership of, and transactions in, its securities. Therefore, even if the Protective Amendment is in place, we cannot assure you that the IRS or other taxing authority will not claim that we experienced an “ownership change” and attempt to reduce the benefit of the NOLs.

Continued Risk of Ownership Change

Although the Protective Amendment is intended to reduce the likelihood of an ownership change, we cannot assure you that it would prevent all transfers of our common shares that could result in such an ownership change. In particular, absent a court determination, we cannot assure you that the Protective Amendment’s restrictions on acquisition of our common shares will be enforceable against all our shareholders, and it may be subject to challenge as discussed above.

Potential Effects on Liquidity

The Protective Amendment would restrict a shareholder’s ability to acquire, directly or indirectly, our common shares in excess of the specified limitations. Furthermore, a shareholder’s ability to dispose of our common shares may be limited by reducing the class of potential acquirers for such common shares. A shareholder’s ownership of our common shares may become subject to the Protective Amendment upon actions taken by persons related to, or affiliated with, them. Shareholders are advised to carefully monitor their ownership of our shares and consult their own legal advisors and/or the Company to determine whether their ownership of SunLink shares approaches the proscribed level.

Potential Impact on Value

If the Protective Amendment is adopted, as noted above, the Board intends to require the placement of a legend reflecting the Protective Amendment on certificates representing newly issued or transferred shares, and to disclose such restrictions to the public generally. Because certain buyers, including persons who may wish to acquire 5% or more of our common shares and certain institutional holders who do not or choose not to hold common shares with restrictive legends, may not purchase our common shares, the Protective Amendment could depress the value of our common shares in an amount that might more than offset any value conserved as a result of the preservation of the NOLs.

Potential Anti-Takeover Effects of Protective Amendment, Articles, Regulations, and the Ohio General Corporation Law

The basis for the Protective Amendment is to preserve the value to the Company of our NOLs. The Protective Amendment is not intended to prevent a takeover of SunLink. However, the Protective Amendment, if adopted, could be deemed to have an “anti-takeover” effect because, among other things, it would restrict the ability of a person, entity or group of persons to accumulate 5% or more of our common shares, and the ability of persons or groups of persons now owning 5% or more of our common shares from acquiring additional common shares, without the approval of the Board.

On February 10, 2014, the Board of Directors adopted a Shareholder Rights Plan (the “Plan”). Such Plan is intended to encourage fair treatment of shareholders should a take-over bid be made for the Company and provide the Board of Directors and the shareholders more time to consider any unsolicited take-over bid but was not intended specifically to seek to preserve the Company’s NOLs. The rights issued under such Plan will become exercisable only when a person (including any party related to it) acquires or announces its intention to acquire 20% or more of the outstanding shares of the Company. Should such acquisition occur, each right will, upon exercise, entitle a right holder other than the acquiring person or related persons to purchase shares of SunLink at a substantial discount to the market price at that time. Unless otherwise terminated in accordance with its terms, such Plan will terminate on February 9, 2021. A copy of such Shareholder Rights Agreement was filed as an exhibit to SunLink’s Form 8-K filed February 27, 2014. Other existing provisions of our Amended Articles of Incorporation, as amended, our Code of Regulations, and Ohio law may have the effect of discouraging or delaying potential takeover attempts and make attempts by shareholders to change management more difficult and are not affected by or intended to be affected by the Protective Amendment.

Effect of the Protective Amendment If You Vote For It and Already Directly or Indirectly Own More Than 4.9% of our Common Shares

If you already own more than 4.9% of our common shares, you would be able to transfer our common shares only if the transfer does not increase the percentage of stock ownership of another holder of 4.9% or more of our common shares or create a new holder of 4.9% or more of our common shares. You will also be able to transfer your common shares through open-market sales to a public group. Shares acquired in any such transaction will be subject to the Protective Amendment’s transfer restrictions.

Effect of the Protective Amendment If You Vote For It and Directly or Indirectly Own Less Than 4.9% of our Common Stock

The Protective Amendment will apply to you, but, so long as you own less than 4.9% of our common shares you can transfer your shares to a purchaser who, after the sale, also would own less than 4.9% of our common shares.

Effect of the Protective Amendment If You Vote Against It

A court could find that part or all of the Protective Amendment is not enforceable, either in general or as to a particular fact situation. Under the laws of the State of Ohio, our jurisdiction of incorporation, “a restriction on transfer of a security imposed by the issuer, even if otherwise lawful, is ineffective against a person without actual knowledge of it unless: (1) the security is certificated, and the restriction is noted conspicuously on the security certificate; or (2) the security is uncertificated, and the registered owner has been notified of the restriction.” (R.C. 1308.11(A)(1), (2)). In interpreting the Protective Amendment, Ohio courts may look to the laws of Delaware. Under Delaware law, a corporation is conclusively presumed to have acted for a reasonable purpose when restricting the transfer of its securities in its certificate of incorporation for the purpose of maintaining or preserving any tax attribute (including NOLs). Delaware law further provides that transfer restrictions with respect to shares issued prior to the effectiveness of restrictions will be effective against (i) shareholders with respect to shares that were voted in favor of the restriction and (ii) purported transferees of shares that were voted for this proposal if (A) the transfer restriction is conspicuously noted on the certificate(s) representing such shares or (B) the transferee had actual knowledge of the transfer restrictions (even absent such conspicuous notation). Other states provide that duly adopted NOL transfer restrictions are effective against all shareholders regardless of how an individual shareholder voted.

We intend to cause common shares issued after the effectiveness of the Protective Amendment to be issued with the relevant transfer restriction conspicuously noted on the certificate(s) representing such shares, and therefore believe under Ohio law such newly issued shares will be subject to the transfer restriction. For the purpose of determining whether a shareholder is subject to the Protective Amendment, we intend to take the position that all shares issued prior to the effectiveness of the Protective Amendment that are proposed to be transferred are bound and were voted in favor of the Protective Amendment, unless the contrary is established. We may also assert that shareholders have waived the right to challenge or otherwise cannot challenge the enforceability of the Protective Amendment, either generally or unless a shareholder establishes that it did not vote in favor of the Protective Amendment. Nonetheless, a court could find that the Protective Amendment is unenforceable, either in general or as applied to a particular shareholder or fact situation.

PROPOSAL 3 TO BE VOTED ON BY SHAREHOLDERS

Proposal 3–Ratification of Independent Registered Public Accounting Firm

Cherry Bekaert LLP was engaged to perform the Company’s annual audit for the fiscal year ended June 30, 2016. We anticipate that representatives of Cherry Bekaert LLP will be present at the 2016 annual meeting of shareholders to respond to appropriate questions and to make a statement if such representatives so desire.

The audit committee of the board of directors of the Company has appointed Cherry Bekaert LLP to serve as our independent registered public accounting firm for the fiscal year beginning July 1, 2016. We are asking our shareholders to ratify the selection of Cherry Bekaert LLP as our independent registered public accounting firm. Although ratification is not required by our Code of Regulations or otherwise, the board is submitting the selection of Cherry Bekaert LLP to our shareholders for ratification as a matter of good corporate practice. If the selection is not ratified, the audit committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year and may periodically request proposals from other independent registered public accounting firms and as a result of such process may select Cherry Bekaert LLP or another independent registered public accounting firm if the audit committee determines that such a change or action would be in the best interests of the Company and our shareholders.

The board of directors unanimously recommends a vote “FOR” the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm.

CERTAIN ACCOUNTING AND AUDITING MATTERS

Report of the Audit Committee

The authority, duties and responsibilities of the audit committee of the board of directors of the Company are set forth in detail in the written audit committee charter, which was adopted by the board of directors of the Company and which complies with the applicable rules of NYSE Amex. The audit committee has three members, each of whom is independent under the applicable rules of NYSE Amex. In accordance with section 407 of the Sarbanes-Oxley Act of 2002, Mr. Ford has been identified as an “Audit Committee Financial Expert.”

The audit committee reviews and assesses the adequacy of its charter on an annual basis. A copy of the Audit Committee Charter is available on the Company’s website at www.sunlinkhealth.com.

The audit committee is responsible for overseeing the Company’s financial reporting process on behalf of the board of directors. Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of its financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles in the United States.

The audit committee met four (4) times during fiscal year 2016. In addition, the members of the audit committee reviewed, and the chairperson of the audit committee discussed with management and the Company’s independent auditors, the interim financial information contained in each quarterly earnings release prior to the release of such information to the public.

The audit committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended June 30, 2016 with management and the independent auditors. The audit committee has discussed with the independent auditors the matters required to be discussed under Standards of the Public Company Accounting Oversight Board (“PCAOB”), including those matters set forth in Interim Auditing Standards

(“AU”) 380, Communication with Audit Committees, as adopted by the PCAOB in Rule 3200T. In addition, the audit committee received from the independent registered public accounting firm the written disclosures and the letter required by the PCAOB’s applicable requirements and has discussed with them their independence from the Company and its management. The audit committee has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the independent registered public accounting firm’s independence. The audit committee has concluded that the independent auditors are independent from the Company and its management.

The audit committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. In addition, the audit committee met with the Chief Executive Officer and Chief Financial Officer of the Company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s system of disclosure controls and procedures.

In fulfilling its oversight responsibilities and as part of its review of the Company’s 2016 Annual Report, the audit committee met with the Company’s independent auditors, with and without management present, to discuss their evaluations of the Company’s internal controls as well as the overall quality of its financial reporting.

The fees paid to the Company’s auditors, Cherry Bekaert LLP, as well as the policy on pre-approval of audit and non-audit services are set forth elsewhere in this Proxy Statement.

As a result of the reviews and discussions with management and Cherry Bekaert LLP referred to above, the audit committee recommended to the board and the board has approved that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2016 for filing with the Securities and Exchange Commission.

This report has been submitted by the audit committee:

C. Michael Ford (Chairperson)	Karen B. Brenner	Gene E. Burleson

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933.

Policy on Pre-Approval of Services Provided By Independent Registered Public Accounting Firm

Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, the terms of the engagement of Cherry Bekaert LLP with respect to all auditing services and non-audit services to be performed for the Company by its independent registered public accountants are subject to the specific pre-approval of the audit committee (except where such services are determined to be de minimis under the 1934 Act). All audit and permitted non-audit services to be performed by Cherry Bekaert LLP require pre-approval by the audit committee in accordance with pre-approved procedures established by the audit committee. The audit committee may delegate to one or more designated members of the audit committee who are independent directors of the board of directors, the authority to grant such pre-approvals. The decisions of any member to whom such authority is delegated are presented to the full audit committee at the next scheduled meeting of the audit committee. The procedures require all proposed engagements of Cherry Bekaert LLP for services of any kind to be directed to the Company’s Principal Accounting Officer and then submitted for approval to the audit committee prior to the beginning of any services.

In fiscal year 2016, 100% of the audit fees, audit-related fees and tax fees billed by Cherry Bekaert LLP were approved either by the audit committee or its designee. The fees billed by Cherry Bekaert LLP that are shown in the following table for fiscal year 2015 were also pre-approved by the audit committee or its designee. The audit committee has considered whether the provision of non-audit services by the Company’s independent registered public accounting firm is compatible with maintaining auditor independence and believes that the provision of such services is compatible.

Independent Registered Public Accounting Firm Fees

The following tables show the type of services and the aggregate fees billed to the Company for such services during the fiscal years ended June 30, 2016 and 2015 by SunLink’s independent registered public accounting firm, Cherry Bekaert LLP. Descriptions of the service types follow the table.

Services Rendered by Cherry Bekaert LLP	Fiscal 2016	Fiscal 2015
Audit Fees	$143,000	$165,000
Audit-Related Fees	4,021	0
Tax Fees	3,500	72,315
All Other Fees	1,935	0
TOTAL	$152,456	$242,315

Audit Fees

The aggregate fees billed by Cherry Bekaert LLP for each of the last two fiscal years include fees for professional services rendered for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and consents and assistance with and review of other documents filed with the SEC, and accounting and financial reporting consultations and other attest services and the issuance of consents.

Audit-Related Fees

The aggregate fees billed by Cherry Bekaert LLP in each of the last two fiscal years include fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. The nature of the services performed for these fees may include, among other things, employee benefit plan audits, internal control reviews, attest services not required by statute or regulation and consultations concerning financial accounting and reporting matters not classified as an audit.

Tax Fees

The aggregate fees billed by Cherry Bekaert LLP in each of the last two fiscal years include fees for professional services rendered for tax compliance, including assisting the Company with tax audits.

All Other Fees

These fees generally relate to assistance in connection with regulatory filings and accounting and disclosure consultation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and certain officers of the Company and owners of more than 10% of the Company’s common shares to file an initial ownership report with the Securities and Exchange Commission and any subsequent current reports reflecting any changes in their ownership of any of the Company’s equity securities. The Company believes, based solely on a review of the copies of those reports furnished to the Company during the past year and written representations to it that no other reports were required, that during the period from July 1, 2015 through June 30, 2016 all filing requirements have been met.

COST OF SOLICITATION

The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxy solicitations may be made by directors, officers and employees of the Company, personally or by telephone or other means of communication, without receiving additional compensation. It is also anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS

We plan to hold our 2017 annual meeting of shareholders during the month of November. Any proposal of a shareholder intended to be presented at the 2017 annual meeting of shareholders must be received by us for inclusion in the Proxy Statement and form of proxy for that meeting no later than September 30, 2017, 100 days before the anniversary of the date of this Proxy Statement. If any proposal is submitted after that date, we are not required to include it in our Proxy Materials. Any proposal of a shareholder intended to be presented at the 2017 annual meeting of shareholders that is not required to be included in the Proxy Statement and form of proxy must be received by us for that meeting no later than August 19, 2017, 45 days before the anniversary of the date of this Proxy Statement. Proposals should be submitted to the following address:

Corporate Secretary

SunLink Health Systems, Inc.

900 Circle 75 Parkway, Suite 1120

Atlanta, Georgia 30339

A notice of a proposed item of business should include a description of, and the reasons for, bringing the proposed business to the meeting, any material interest of the shareholder in the business, and certain other information about the shareholder.

Under our Code of Regulations, and as SEC rules permit, shareholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting. Under these procedures, shareholders must submit the proposed nominee by delivering a notice to the Secretary of the Company at our principal executive offices. Normally, we must receive notice of a shareholder’s intention to introduce a nomination at an annual meeting not less than 50 days nor more than 75 days before the next meeting. Assuming that our 2017 Annual Meeting of Shareholders is held on November 13, 2017, we must receive notice pertaining to the 2017 Annual Meeting no earlier than August 30, 2017 and no later than September 24, 2017. However, if we give less than 60 days’ notice or public announcement of the annual meeting date, we must receive the notice no later than the close of business ten (10) days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

If we hold a special meeting to elect directors with less than 60 days’ notice, the effect of our Code of Regulations will be that we must receive a shareholder’s notice of intention to introduce a nomination no later than the close of business ten (10) days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

A notice of a proposed nomination must include certain information about the shareholder and the nominee, as well as a written consent of the proposed nominee to serve if elected.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

WE HAVE MAILED, AND POSTED ON THE INTERNET, OUR 2016 ANNUAL REPORT TO SHAREHOLDERS IN CONNECTION WITH THIS PROXY SOLICITATION. IF YOU WOULD LIKE AN ADDITIONAL PHYSICAL COPY OF OUR 2016 FORM 10-K, EXCLUDING CERTAIN EXHIBITS, PLEASE CONTACT SUNLINK HEALTH SYSTEMS, INC., 900 CIRCLE 75 PARKWAY, SUITE 1120, ATLANTA, GEORGIA 30339.

OTHER MATTERS

Admission to Meeting

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, may be limited. Admission to the meeting will be on a first-come, first-served basis. Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date. Only shareholders as of the record date may attend the meeting. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices, cellular telephones, beepers and other electronic devices will not be permitted at the meeting.

Action on Other Matters at the Annual Meeting

At this time, we do not know of any other matters to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement. If any other matter properly comes before the meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

Shareholders are urged to date, sign and return promptly the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States, or to vote their shares via telephone or the Internet. Your cooperation is appreciated. Your proxy will be voted, with respect to the matters identified thereon, in accordance with any specifications on the proxy.

ANNEX A

Fifth:

(a) Definitions. As used in this Article Fifth, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treasury Regulation § 1.382-2T shall include any successor provisions):

(i) “4.9-percent Transaction” means any Transfer described in clause (i) or (ii) of paragraph (b) of this Article Fifth.

(ii) “4.9-percent Shareholder” means a Person or group of Persons that is a “5-percent shareholder” of the corporation pursuant to Treasury Regulation § 1.382-2T(g), as applied by replacing “5-percent” with “4.9-percent,” where applicable.

(iii) “Agent” has the meaning set forth in paragraph (e) of this Article Fifth.

(iv) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

(v) “Company Security” or “Company Securities” means (i) any Shares, (ii) shares of preferred stock issued by the Company (other than preferred stock described in § 1504(a)(4) of the Code), and (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)) to purchase securities of the Company.

(vi) “Effective Date” means the date of filing of this Certificate of Amendment of the Articles of Incorporation, as amended, of the Company with the Secretary of State.

(vii) “Excess Securities” has the meaning set forth in paragraph (d) of this Article Fifth.

(viii) “Expiration Date” means the earliest of (i) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this Article Fifth is no longer necessary or desirable for the preservation of Tax Benefits, (ii) the close of business on the first day of a taxable year of the Company as to which the Board of Directors determines that no Tax Benefits may be carried forward or (iii) such date as the Board of Directors shall fix in accordance with paragraph (l) of this Article Fifth.

(ix) “Percentage Share Ownership” means the percentage Share Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code as determined in accordance with Treasury Regulation § 1.382-2T(g), (h), (j) and (k) and Treasury Regulation § 1.382-4, or any successor provisions.

(x) “Person” means any individual, partnership, joint venture, limited liability company, firm, corporation, unincorporated association or organization, trust or other entity or any group of such “Persons” having a formal or informal understanding among themselves to make a “coordinated acquisition” of shares within the meaning of Treasury Regulation § 1.382-3(a)(1) or who are otherwise treated as an “entity” within the meaning of Treasury Regulation § 1.382-3(a)(1), and shall include any successor (by merger or otherwise) of any such entity or group.

(xi) “Prohibited Distributions” means any and all dividends or other distributions paid by the Company with respect to any Excess Securities received by a Purported Transferee.

(xii) “Prohibited Transfer” means any Transfer or purported Transfer of Company Securities to the extent that such Transfer is prohibited and/or void under this Article Fifth.

(xiii) “Public Group” has the meaning set forth in Treasury Regulation § 1.382-2T(f)(13).

(xiv) “Purported Transferee” has the meaning set forth in paragraph (d) of this Article Fifth.

(xv) “Remedial Holder” has the meaning set forth in paragraph (g) of this Article Fifth.

(xvi) “Shares” means any interest that would be treated as “stock” of the Company pursuant to Treasury Regulation § 1.382-2T(f)(18).

(xvii) “Share Ownership” means any direct or indirect ownership of Shares, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect and constructive ownership determined under the provisions of Section 382 of the Code and the Treasury Regulations thereunder, including, for the avoidance of doubt, any ownership whereby a Person owns Shares pursuant to a “coordinated acquisition” treated as a single “entity” as defined in Section 1.382-3(a)(1) of the Treasury Regulations, or such Shares are otherwise aggregated with Shares owned by such Person pursuant to the provisions of Section 382 of the Code and the Treasury Regulations thereunder.

(xviii) “Tax Benefits” means the net operating loss carryforwards, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, as well as any loss or deduction attributable to a “net unrealized built-in loss” of the Company or any direct or indirect subsidiary thereof, within the meaning of Section 382 of the Code.

(xix) “Transfer” means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition, event or occurrence or other action taken by a person, other than the Company, that alters the Percentage Share Ownership of any Person or group. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation § 1.382-4(d)). For the avoidance of doubt, a Transfer shall not include the creation or grant of an option by the Company, nor shall a Transfer include the issuance of Shares by the Company.

(xx) “Transferee” means any Person to whom Company Securities are Transferred.

(xxi) “Treasury Regulations” means the regulations, including temporary regulations or any successor regulations, promulgated under the Code, as amended from time to time.

(b) Transfer and Ownership Restrictions. In order to preserve the Tax Benefits, from and after the Effective Date of this Article Fifth any attempted Transfer of Company Securities prior to the Expiration Date and any attempted Transfer of Company Securities pursuant to an agreement entered into prior to the Expiration Date shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (i) any Person or Persons would become a 4.9-percent Shareholder or (ii) the Percentage Share Ownership in the Company of any 4.9-percent Shareholder would be increased. The prior sentence is not intended to prevent Company Securities from being DTC-eligible and shall not preclude the settlement of any transaction in Company Securities entered into through the facilities of a national securities exchange; provided, however, that the Company Securities and parties involved in such transaction shall remain subject to the provisions of this Article Fifth in respect of such transaction.

(c) Exceptions.

(i) Notwithstanding anything to the contrary herein, Transfers to a Public Group (including a new Public Group created under Treasury Regulation § 1.382-2T(j)(3)(i)) shall be permitted.

(ii) The restrictions set forth in paragraph (b) of this Article Fifth shall not apply to an attempted Transfer that is a 4.9-percent Transaction if the transferor or the Transferee obtains the written approval of the Board of Directors or a duly authorized committee thereof. As a condition to granting its approval pursuant to this paragraph (c) of this Article Fifth, the Board of Directors may, in its discretion, require (at the expense of the transferor and/or Transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in a limitation on the use of the Tax Benefits as a result of the application of Section 382 of the Code; provided that the Board may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Company. The Board of Directors may grant its approval in whole or in part with respect to such Transfer and may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Transferee to Transfer Shares acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively. The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this Article Fifth through duly authorized officers or agents of the Company. Nothing in this paragraph (c) of this Article Fifth shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

(d) Excess Securities.

(i) No employee or agent of the Company shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a shareholder of the Company for any purpose whatsoever in respect of the Company Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). The Purported Transferee shall not be entitled, with respect to such Excess Securities, to any rights of shareholders of the Company, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to paragraph (e) of this Article Fifth or until an approval is obtained under paragraph (c) of this Article Fifth. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Company Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of this paragraph (d) or paragraph (e) of this Article Fifth shall also be a Prohibited Transfer.

(ii) The Company may require as a condition to the registration of the Transfer of any Company Securities or the payment of any distribution on any Company Securities that the proposed Transferee or payee furnish to the Company all information reasonably requested by the Company with respect to its direct or indirect ownership interests in such Company Securities. The Company may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this Article Fifth, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of Shares and other evidence that a Transfer will not be prohibited by this Article Fifth as a condition to registering any transfer.

(e) Transfer to Agent. If the Board of Directors determines that a Transfer of Company Securities constitutes a Prohibited Transfer, then, upon written demand by the Company sent within thirty days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Company, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Company Securities or otherwise would adversely affect the value of the Company Securities. If the Purported Transferee has resold the Excess Securities before receiving the Company’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Company grants written permission to the Purported Transferee to retain a portion of such sale proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to paragraph (f) of this Article Fifth if the Agent rather than the Purported Transferee had resold the Excess Securities.

(f) Application of Proceeds and Prohibited Distributions. The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (i) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (ii) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount (or fair market value) shall be determined at the discretion of the Board of Directors; and (iii) third, any remaining amounts shall be paid to one or more organizations selected by the Board of Directors which is described under Section 501(c)(3) of the Code (or any comparable successor provision) and contributions to which are eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2552 of the Code. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee’s sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this paragraph (f) of Article Fifth. In no event shall the proceeds of any sale of Excess Securities pursuant to this paragraph (f) of Article Fifth inure to the benefit of the Company or the Agent, except to the extent used to cover costs and expenses incurred by Agent in performing its duties hereunder.

(g) Modification of Remedies for Certain Indirect Transfers. In the event of any Transfer which does not involve a transfer of Company Securities within the meaning of Delaware law but which would cause a 4.9-percent Shareholder to violate a restriction on Transfers provided for in this Article Fifth, the application of paragraphs (e) and (f) of this Article Fifth shall be modified as described in this paragraph (g) of this Article Fifth. In such case, no such 4.9-percent Shareholder shall be required to dispose of any interest that is not a Company Security, but such 4.9-percent Shareholder and/or any Person whose ownership of Company Securities is attributed to such 4.9-percent Shareholder (such 4.9-percent Shareholder or other Person, a “Remedial Holder”) shall be deemed to have disposed of and shall be required to dispose of sufficient Company Securities (which Company Securities shall be disposed of in the inverse order in which they were acquired) to cause such 4.9-percent Shareholder, following such disposition, not to be in violation of this Article Fifth. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Company Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in paragraphs (e) and (f) of this Article Fifth, except that the maximum aggregate amount payable to a Remedial Holder in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. A Remedial Holder shall not be entitled, with respect to such Excess Securities, to any rights of shareholders of the Company, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, following the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such 4.9-percent Shareholder or such other Person. The purpose of this paragraph (g) of Article Fifth is to extend the restrictions in paragraphs (b) and (e) of this Article Fifth to situations in which there is a 4.9-percent Transaction without a direct Transfer of Company Securities, and this paragraph (g) of Article Fifth, along with the other provisions of this Article Fifth, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Company Securities.

(h) Legal Proceedings; Prompt Enforcement. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Company makes a written demand pursuant to paragraph (e) of this Article Fifth (whether or not made within the time specified in paragraph (e) of this Article Fifth), then the Company may take such actions as it deems appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this paragraph (h) of Article Fifth shall (i) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article Fifth being void ab initio, (ii) preclude the Company in its discretion from immediately bringing legal proceedings without a prior demand or (iii) cause any failure of the Company to act within the time periods set forth in paragraph (e) of this Article Fifth to constitute a waiver or loss of any right of the

Company under this Article Fifth. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Article Fifth.

(i) Liability. To the fullest extent permitted by law, any shareholder subject to the provisions of this Article Fifth who knowingly violates the provisions of this Article Fifth and any Persons controlling, controlled by or under common control with such shareholder shall be jointly and severally liable to the Company for, and shall indemnify and hold the Company harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Company’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

(j) Obligation to Provide Information. As a condition to the registration of the Transfer of any Shares, any Person who is a beneficial, legal or record holder of Shares, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the Company may request from time to time in order to determine compliance with this Article Fifth or the status of the Tax Benefits of the Company.

(k) Legends. The Board of Directors may require that any certificates issued by the Company evidencing ownership of Shares that are subject to the restrictions on transfer and ownership contained in this Article Fifth bear the following legend:

“THE AMENDED ARTICLES OF INCORPORATION, AS AMENDED (THE “ARTICLES OF INCORPORATION”), OF THE COMPANY CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE ARTICLES OF INCORPORATION) OF SHARES OF THE COMPANY (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE COMPANY (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF SHARES OF THE COMPANY (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER) THAT IS TREATED AS OWNED BY A 4.9-PERCENT SHAREHOLDER (AS DEFINED IN THE ARTICLES OF INCORPORATION). IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE SHARES WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE ARTICLES OF INCORPORATION) TO THE COMPANY’S AGENT. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE COMPANY WITHIN THE MEANING OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE (“SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES THAT VIOLATE THE TRANSFER RESTRICTIONS WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE ARTICLES OF INCORPORATION TO CAUSE THE 4.9-PERCENT SHAREHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE COMPANY WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE ARTICLES OF INCORPORATION CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.”

The Board of Directors may also require that any certificates issued by the Company evidencing ownership of Shares that are subject to conditions imposed by the Board of Directors under paragraph (c) of this Article Fifth also bear a conspicuous legend referencing the applicable restrictions.

(l) Authority of Board of Directors.

(i) The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this Article Fifth, including, without limitation, (1) the identification of 4.9-percent Shareholders, (2) whether a Transfer is a 4.9-percent Transaction or a Prohibited Transfer, (3) the Percentage Share Ownership in the Company of any 4.9-percent Shareholder, (4) whether an instrument constitutes a Company Security, (5) the amount (or fair market value) due to a Purported Transferee pursuant to paragraph (f) of this Article Fifth, (6) whether the benefit to be derived from the Tax Benefits is material; (7) whether enforcement of the provisions of this Article should be deferred or suspended for one or more periods upon a determination by the Board of Directors that the benefits from the Tax Benefits are not material or reasonably expected to be material; and (8) any other matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article Fifth. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind by-laws, regulations and procedures of the Company not inconsistent with the provisions of this Article Fifth for purposes of determining whether any Transfer of Company Securities would jeopardize or endanger the Company’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this Article Fifth.

(ii) Nothing contained in this Article Fifth shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Company and its Shareholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (1) accelerate the Expiration Date, (2) modify the ownership interest percentage in the Company or the Persons or groups covered by this Article Fifth, (3) modify the definitions of any terms set forth in this Article Fifth or (4) modify the terms of this Article Fifth as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such acceleration or modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Shareholders of the Company shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Company shall deem appropriate.

(iii) In the case of an ambiguity in the application of any of the provisions of this Article Fifth, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article Fifth requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article Fifth. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Company, the Agent, and all other parties for all other purposes of this Article Fifth. The Board of Directors may delegate all or any portion of its duties and powers under this Article Fifth to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article Fifth through duly authorized officers or agents of the Company. Nothing in this Article Fifth shall be construed to limit or restrict the Board of Directors in its exercise of its fiduciary duties under applicable law.

(m) Reliance. To the fullest extent permitted by law, the Company and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Company and the Company’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article Fifth. The members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Company Securities owned by, any Shareholder, the Company is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Company Securities.

(n) Benefits of this Article Fifth. Nothing in this Article Fifth shall be construed to give to any Person other than the Company or the Agent any legal or equitable right, remedy or claim under this Article Fifth. This Article Fifth shall be for the sole and exclusive benefit of the Company and the Agent.

(o) Severability. The purpose of this Article Fifth is to facilitate the Company’s ability to maintain or preserve its Tax Benefits. If any provision of this Article Fifth or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article Fifth.

(p) Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Company or the Agent under this Article Fifth, (i) no waiver will be effective unless expressly contained in a writing signed by the waiving party and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence.

SUNLINK HEALTH SYSTEMS, INC.

900 Circle 75 Parkway, Suite 1120

Atlanta, Georgia 30339

(770) 933-7000

NYSE Amex: SSY

www.sunlinkhealth.com

sunlink@sunlinkhealth.com

SUNLINK HEALTH SYSTEMS, INC. 900 CIRCLE 75 PARKWAY SUITE 1120 ATLANTA, GEORGIA 30339

PROXY VOTING INSTRUCTIONS

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Voting Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M50570-P30448 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SUNLINK HEALTH SYSTEMS, INC. Vote on Directors		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	To elect four (4) directors to the Board of Directors to serve for a two-year term and until their successors are elected and qualified.	☐	☐	☐
Nominees:
01) Karen B. Brenner 02) C. Michael Ford 03) Howard E. Turner 04) Christopher H. B. Mills

Vote on Proposals
						For	Against	Abstain
2.	To adopt an amendment to the Company’s Amended Articles of Incorporation, as amended, to restrict certain transfers of the Company’s common shares in order to preserve the tax treatment of the Company’s net operating losses (the “Protective Amendment”).					☐	☐	☐
						For	Against	Abstain
3.	To Ratify the Appointment of Cherry Bekaert LLP as our Independent Registered Public Accounting Firm for Fiscal Year 2017.					☐	☐	☐

NOTE: TO TRANSACT SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS FAVORS A VOTE “FOR ALL” IN THE ELECTION OF DIRECTORS, “FOR” APPROVAL OF THE PROTECTIVE AMENDMENT, AND “FOR” RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

			Yes	No
Please indicate if you plan to attend this meeting.			☐	☐

NOTE:    Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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M50571-P30448

P R O X Y

ANNUAL MEETING OF SHAREHOLDERS OF

SUNLINK HEALTH SYSTEMS, INC.

November 7, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2016 ANNUAL MEETING OF SHAREHOLDERS.

The undersigned hereby appoints Robert M. Thornton, Jr. and C. Michael Ford, and either of them, with power of substitution to each, the proxies of the undersigned to vote the common shares of the undersigned at the annual meeting of shareholders of SUNLINK HEALTH SYSTEMS, INC. to be held on November 7, 2016, at 10:00 a.m. at the Hyatt House Hotel, 3595 Cumberland Blvd. SW, Atlanta, GA 30339, and any adjournments or postponements thereof, as indicated on the reverse side of this proxy card with respect to the proposals set forth in the proxy statement, and in their discretion upon any matter that may properly come before the annual meeting or any adjournments or postponements thereof. The undersigned hereby revokes any previously submitted proxies.

(To be signed, dated and voted on reverse side.)